                                                                    EXHIBIT 4.16
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                PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED,
                                   as Issuer

                                 $250,000,000


              5-3/4% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2007



                              __________________

                                   INDENTURE

                         Dated as of February 24, 2000

                              __________________




                          FIRST UNION NATIONAL BANK,
                                  as Trustee





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                            CROSS-REFERENCE TABLE*

Trust Indenture                                                                Indenture
  Act Section                                                                   Section
---------------                                                              ---------------
310 (a)(1)................................................................            5.11
    (a)(2)................................................................            5.11
    (a)(3)................................................................             n/a
    (a)(4)................................................................             n/a
    (a)(5)................................................................            5.11
    (b)...................................................................       5.3; 5.11
    (c)...................................................................             n/a

311 (a)...................................................................            5.12
    (b)...................................................................            5.12
    (c)...................................................................             n/a

312 (a)...................................................................            2.10
    (b)...................................................................            14.3
    (c)...................................................................            14.3

313 (a)...................................................................             5.7
    (b)(1)................................................................             n/a
    (b)(2)................................................................             5.7
    (c)...................................................................       5.7; 14.2
    (d)...................................................................             5.7

314 (a)(1), (2), (3)......................................................       9.6; 14.6
    (a)(4)................................................................  9.6; 9.7; 14.6
    (b)...................................................................             n/a
    (c)(1)................................................................            14.5
    (c)(2)................................................................            14.5
    (c)(3)................................................................             n/a
    (d)...................................................................             n/a
    (e)...................................................................            14.6
    (f)...................................................................             n/a

315 (a)...................................................................            5.1(a)
    (b)...................................................................       5.6; 14.2
    (c)...................................................................             5.1(b)
    (d)...................................................................             5.1(c)
    (e)...................................................................            4.14

3.16(a)(last sentence)....................................................            2.13
    (a)(1)(A).............................................................             4.5
    (a)(1)(B).............................................................             4.4
    (a)(2)................................................................             n/a
    (b)...................................................................             4.7
    (c)...................................................................             7.4

317 (a)(1)................................................................             4.8
    (a)(2)................................................................             4.9
    (b)...................................................................             2.5

318 (a)...................................................................            14.1
    (b)...................................................................             n/a
    (c)...................................................................            14.1

__________________
"n/a" means not applicable.

*This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS

                                                                                                Page
Article 1    DEFINITIONS AND INCORPORATION BY REFERENCE.......................................    1
     Section 1.1    Definitions...............................................................    1
     Section 1.2    Incorporation by Reference of Trust Indenture Act.........................   15
     Section 1.3    Rules of Construction.....................................................   16

Article 2    THE DEBENTURES...................................................................   16
     Section 2.1    Title and Terms...........................................................   16
     Section 2.2    Form of Debentures........................................................   18
     Section 2.3    Legends...................................................................   19
     Section 2.4    Execution, Authentication, Delivery and Dating............................   24
     Section 2.5    Registrar and Paying Agent................................................   24
     Section 2.6    Paying Agent to Hold Assets in Trust......................................   25
     Section 2.7    General Provisions Relating to Transfer and Exchange......................   26
     Section 2.8    Book-Entry Provisions for the Global Debentures...........................   27
     Section 2.9    Special Transfer Provisions...............................................   28
     Section 2.10   Holder Lists..............................................................   36
     Section 2.11   Persons Deemed Owners.....................................................   36
     Section 2.12   Mutilated, Destroyed, Lost or Stolen Debentures...........................   36
     Section 2.13   Treasury Debentures.......................................................   37
     Section 2.14   Temporary Debentures......................................................   38
     Section 2.15   Cancellation..............................................................   38
     Section 2.16   CUSIP Numbers.............................................................   38
     Section 2.17   Defaulted Interest........................................................   39

Article 3    SATISFACTION AND DISCHARGE.......................................................   39
     Section 3.1    Satisfaction and Discharge of Indenture...................................   39
     Section 3.2    Deposited Monies to be Held in Trust......................................   41
     Section 3.3    Return of Unclaimed Monies................................................   41

Article 4    DEFAULTS AND REMEDIES............................................................   41
     Section 4.1    Events of Default.........................................................   41
     Section 4.2    Acceleration of Maturity; Rescission and Annulment........................   43
     Section 4.3    Other Remedies............................................................   44
     Section 4.4    Waiver of Past Defaults...................................................   44
     Section 4.5    Control by Majority.......................................................   45

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                Page
     Section 4.6    Limitation on Suit........................................................   45
     Section 4.7    Unconditional Rights of Holders to Receive Payment and to Convert.........   46
     Section 4.8    Collection of Indebtedness and Suits for Enforcement by the Trustee.......   46
     Section 4.9    Trustee May File Proofs of Claim..........................................   47
     Section 4.10   Restoration of Rights and Remedies........................................   48
     Section 4.11   Rights and Remedies Cumulative............................................   48
     Section 4.12   Delay or Omission Not Waiver..............................................   48
     Section 4.13   Application of Money Collected............................................   48
     Section 4.14   Undertaking for Costs.....................................................   49
     Section 4.15   Waiver of Stay or Extension Laws..........................................   49

Article 5    THE TRUSTEE......................................................................   50
     Section 5.1    Certain Duties and Responsibilities.......................................   50
     Section 5.2    Certain Rights of Trustee.................................................   51
     Section 5.3    Individual Rights of Trustee..............................................   52
     Section 5.4    Money Held in Trust.......................................................   53
     Section 5.5    Trustee's Disclaimer......................................................   53
     Section 5.6    Notice of Defaults........................................................   53
     Section 5.7    Reports by Trustee to Holders.............................................   53
     Section 5.8    Compensation and Indemnification..........................................   53
     Section 5.9    Replacement of Trustee....................................................   54
     Section 5.10   Successor Trustee by Merger, Etc..........................................   55
     Section 5.11   Corporate Trustee Required; Eligibility...................................   55
     Section 5.12   Collection of Claims Against the Company..................................   56

Article 6    CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE.............................   56
     Section 6.1    Company May Consolidate, Etc., Only on Certain Terms......................   56
     Section 6.2    Successor Corporation Substituted.........................................   57

Article 7    AMENDMENTS, SUPPLEMENTS AND WAIVERS..............................................   57
     Section 7.1    Without Consent of Holders of Debentures..................................   57
     Section 7.2    With Consent of Holders of Debentures.....................................   58

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                Page
     Section 7.3    Compliance with Trust Indenture Act.......................................   59
     Section 7.4    Revocation of Consents and Effect of Consents or Votes....................   60
     Section 7.5    Notation on or Exchange of Debentures.....................................   60
     Section 7.6    Trustee to Sign Amendment, Etc............................................   60

Article 8    MEETING OF HOLDERS OF DEBENTURES.................................................   61
     Section 8.1    Purposes for Which Meetings May Be Called.................................   61
     Section 8.2    Call Notice and Place of Meetings.........................................   61
     Section 8.3    Persons Entitled to Vote at Meetings......................................   61
     Section 8.4    Quorum; Action............................................................   62
     Section 8.5    Determination of Voting Rights; Conduct and Adjournment of Meetings.......   62
     Section 8.6    Counting Votes and Recording Action of Meetings...........................   63

Article 9    COVENANTS........................................................................   64
     Section 9.1    Payment of Principal, Premium and Interest................................   64
     Section 9.2    Maintenance of Offices or Agencies........................................   64
     Section 9.3    Corporate Existence.......................................................   65
     Section 9.4    Maintenance of Properties.................................................   65
     Section 9.5    Payment of Taxes and Other Claims.........................................   65
     Section 9.6    Reports...................................................................   66
     Section 9.7    Compliance Certificate; Notice of Registration Default....................   66
     Section 9.8    Resale of Certain Debentures..............................................   67
     Section 9.9    Insurance.................................................................   67

Article 10   REDEMPTION OF DEBENTURES.........................................................   67
     Section 10.1   Optional Redemption.......................................................   67
     Section 10.2   Notice to Trustee.........................................................   68
     Section 10.3   Selection of Debentures to Be Redeemed....................................   69
     Section 10.4   Notice of Redemption......................................................   69
     Section 10.5   Effect of Notice of Redemption............................................   70
     Section 10.6   Deposit of Redemption Price...............................................   71
     Section 10.7   Debentures Redeemed in Part...............................................   71

Article 11   REPURCHASE AT THE OPTION OF A HOLDER UPON A CHANGE OF CONTROL....................   71

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                Page
     Section 11.1   Repurchase Right..........................................................   71
     Section 11.2   Conditions to the Company's Election to Pay the Repurchase Price in Common
                    Stock.....................................................................   72
     Section 11.3   Notices; Method of Exercising Repurchase Right, Etc.......................   73

Article 12   CONVERSION OF DEBENTURES.........................................................   76
     Section 12.1   Conversion Right and Conversion Price.....................................   76
     Section 12.2   Exercise of Conversion Right..............................................   77
     Section 12.3   Fractions of Shares.......................................................   78
     Section 12.4   Adjustment of Conversion Price............................................   78
     Section 12.5   Notice of Adjustments of Conversion Price.................................   89
     Section 12.6   Notice Prior to Certain Actions...........................................   89
     Section 12.7   Company to Reserve Common Stock...........................................   90
     Section 12.8   Taxes on Conversions......................................................   91
     Section 12.9   Covenant as to Common Stock...............................................   91
     Section 12.10  Cancellation of Converted Debentures......................................   91
     Section 12.11  Effect of Reclassification, Consolidation, Merger or Sale.................   91
     Section 12.12  Responsibility of Trustee for Conversion Provisions.......................   93

Article 13   SUBORDINATION....................................................................   93
     Section 13.1   Debentures Subordinated to Senior Debt....................................   93
     Section 13.2   Subrogation...............................................................   96
     Section 13.3   Obligation of the Company is Absolute and Unconditional...................   96
     Section 13.4   Maturity of or Default on Senior Debt.....................................   96
     Section 13.5   Payments on Debentures Permitted..........................................   97
     Section 13.6   Effectuation of Subordination by Trustee..................................   97
     Section 13.7   Knowledge of Trustee......................................................   97
     Section 13.8   Trustee's Relation to Senior Debt.........................................   98
     Section 13.9   Rights of Holders of Senior Debt Not Impaired.............................   98
     Section 13.10  Modification of Terms of Senior Debt......................................   98
     Section 13.11  Certain Conversions Not Deemed Payment....................................   99

Article 14   OTHER PROVISIONS OF GENERAL APPLICATION..........................................   99
     Section 14.1   Trust Indenture Act Controls..............................................   99
     Section 14.2   Notices...................................................................  100

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                Page
     Section 14.3   Communication by Holders with Other Holders...............................  101
     Section 14.4   Acts of Holders of Debentures.............................................  101
     Section 14.5   Certificate and Opinion as to Conditions Precedent........................  102
     Section 14.6   Statements Required in Certificate or Opinion.............................  102
     Section 14.7   Effect of Headings and Table of Contents..................................  103
     Section 14.8   Successors and Assigns....................................................  103
     Section 14.9   Separability Clause.......................................................  103
     Section 14.10  Benefits of Indenture.....................................................  103
     Section 14.11  Governing Law.............................................................  103
     Section 14.12  Counterparts..............................................................  104
     Section 14.13  Legal Holidays............................................................  104
     Section 14.14  Recourse Against Others...................................................  104

EXHIBITS
 EXHIBIT A:   Form of Debenture...............................................................  A-1
 EXHIBIT B:   Regulation S Certificate........................................................  B-1
 EXHIBIT C:   Rule 144A Certificate...........................................................  C-1

                  INDENTURE, dated as of February 24, 2000 between PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED, a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 1700 Old Meadow Road, McLean, VA 22102 (the "Company"), and FIRST UNION NATIONAL BANK, a national banking association, as Trustee (the "Trustee").

                             RECITALS OF THE COMPANY

                  The Company has duly authorized the creation of an issue of its 5-3/4% Convertible Subordinated Debentures due 2007 (the "Debentures") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

                  All things necessary to make the Debentures, when the Debentures are executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                  For and in consideration of the premises and the purchase of the Debentures by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debentures, as follows.

                                   ARTICLE 1

                                DEFINITIONS AND
                          INCORPORATION BY REFERENCE

               Section 1.1    Definitions.

               For all purposes of this Indenture and the Debentures, the following terms are defined as follows:

               "Act", when used with respect to any Holder of a Debenture, has the meaning specified in Section 14.4(a) hereof.

               "Adjusted Interest Rate" means, with respect to any Reset Transaction, the rate per annum that is the arithmetic average of the rates quoted by two Reference Dealers selected by the Company or its successor as the rate at which interest on the Debentures should accrue so that the fair market value, expressed in dollars, of a Debenture immediately after the later of:

                    (1)  the public announcement of such Reset Transaction; or

                    (2) the public announcement of a change in dividend policy in connection with such Reset Transaction, will equal the average Trading Price of a Debenture for the 20 Trading Days preceding the date of public announcement of such Reset Transaction; provided that the Adjusted Interest Rate shall not be less
                      --------
         than 5-3/4% per annum.

               "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               "Agent Member" has the meaning specified in Section 2.9.

               "Bankruptcy Law" means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors.

               "Board of Directors" means either the board of directors of the Company or any committee of that board empowered to act for it with respect to this Indenture.

               "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

               "Business Day", when used with respect to any Place of Payment or Place of Conversion, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or Place of Conversion, as the case may be, are authorized or obligated by law to close.

               "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

               "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued after the date of this Indenture, including, without limitation, all common stock and preferred stock.

               "Cedel" means Cedel Bank Societe Anonyme.

               "Change of Control" means the occurrence of any of the following after the original issuance of the Debentures:

                    (1) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange
               Act) of more than 50% of the total voting power of the then outstanding Voting Stock of the Company on a fully diluted basis;

                    (2) individuals who at the beginning of any period of two consecutive calendar years constituted the Board of Directors (together with any directors who are members of the Board of Directors on the date hereof and any new directors whose election by the Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then still in office who either were members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of such board of directors then in office;

                    (3) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any such "person" or "group" (other than to the Company or a Subsidiary);

                    (4) the merger or consolidation of the Company with or into another corporation or the merger of another corporation with or into the Company with the effect that immediately after such transaction any such "person" or "group" of persons or entities shall have become the beneficial owner of securities of the surviving corporation of such merger or consolidation representing a majority of the total voting power of the then outstanding Voting Stock of the surviving corporation; or

                    (5) the adoption of a plan relating to the liquidation or dissolution of the Company.

          provided, however, that a Change of Control shall not be deemed to
          --------  -------
          have occurred if the closing sales price per share of the Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the Change of Control or the public announcement of the Change of Control, in the case of a Change of Control under clause (1) above, or the period of 10 consecutive Trading Days ending immediately before the Change of Control, in the case of a Change of Control under clause (2), (3), (4) or (5) above, shall equal or exceed 110% of the Conversion Price of the Debentures in effect on each such Trading Day.

               "Closing Date" means February 24, 2000, or such later date on which the Debentures may be delivered pursuant to the Purchase Agreement.

               "Closing Price" of any security on any date of determination means:

                    (1) the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security on the New York Stock Exchange on such date;

                    (2) if such security is not listed for trading on the New York Stock Exchange on any such date, the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which such security is so listed;

                    (3) if such security is not so listed on a U.S. national or regional securities exchange, the closing sale price as reported by the Nasdaq National Market;

                    (4) if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization; or

                    (5) if such bid price is not available, the average of the mid-point of the last bid and ask prices of such security on such date from at least three nationally recognized independent investment banking firms retained for this purpose by the Company.

               "Common Stock" means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of Section 12.11 hereof, shares issuable on conversion of Debentures shall include only shares of the class designated as Common Stock, par value $.01 per share, of the Company at the date of execution of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company, provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

               "Company" means the corporation named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

               "Company Notice" has the meaning specified in Section 11.3 hereof.

               "Company Order" means a written request or order signed in the name of the Company by its Chairman, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

               "Conversion Agent" means any Person authorized by the Company to convert Debentures in accordance with Article 12 hereof.

               "Conversion Price" has the meaning specified in Section 12.1 hereof.

               "Corporate Trust Office" means for purposes of presentation or surrender of Debentures for payment, registration, transfer, exchange or conversion or for service of notices or demands upon the Company, the office of the Trustee located in The City of New York at which at any particular time its corporate trust business shall be administered (which at the date of execution of this Indenture is located at 40 Broad Street, Fifth Floor, Suite 550, New York, New York 10004), and for all other purposes, the office of the Trustee located in the City of Richmond, Virginia (which at the date of this Indenture is located at 800 East Main Street, Richmond, Virginia 23219, Attention:
          Corporate Trust).

               "corporation" means corporations, associations, limited liability companies, companies and business trusts.

               "Currency Agreement" means any foreign exchange contract, currency swap agreement and any other arrangement and agreement designed to provide protection against fluctuations in currency values.

               "Current Market Price" has the meaning set forth in Section 12.4(g).

               "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

               "Debentures" has the meaning ascribed to it in the first paragraph under the caption "Recitals of the Company".

               "Default" means an event which is, or after notice or lapse of time or both would be, an Event of Default.

               "Defaulted Interest" has the meaning specified in Section 2.17 hereof.

               "Depositary" means The Depository Trust Company, its nominees and their respective successors.

               "Designated Senior Debt" means Senior Debt of the Company which, at the date of determination, has an aggregate amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $15 million and is specifically designated in the instrument, agreement or other document evidencing or governing that Senior Debt as "Designated Senior Debt" for purposes of this Indenture (provided that such instrument, agreement or other document may place
           --------
          limitations and conditions on the right of such Senior Debt to exercise the rights of Designated Senior Debt).

               "Dividend Yield" on any security for any period means the dividends paid or proposed to be paid pursuant to an announced dividend policy on such security for such period divided by, if with respect to dividends paid on such security, the average Closing Price of such security during such period and, if with respect to dividends proposed to be paid on such security, the Closing Price of such security on the effective date of the related Reset Transaction.

               "Dollar," "U.S. Dollar" or "U.S. $" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

               "DTC Participants" has the meaning specified in Section 2.8 hereof.

               "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System.

               "Event of Default" has the meaning specified in Section 4.1 hereof.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "Expiration Time" has the meaning specified in Section 12.4(f) hereof.

               "fair market value" has the meaning set forth in Section 12.4(g) hereof.

               "Global Debenture" has the meaning specified in Section 2.2 hereof.

               "guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "guarantee" shall not include endorsements for
          --------
          collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning.

          provided, however, that the term "guarantee" will not include
          --------  -------
          endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning.

               "Holder", when used with respect to any Debenture, means the Person in whose name the Debenture is registered in the Register.

               "Indebtedness" means, with respect to any Person at any date of determination (without duplication):

                    (1)  all indebtedness of such Person for borrowed money;

                    (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                    (3) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto);

                    (4) all obligations of such Person as lessee under Capitalized Leases;

                    (5) all Indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such
                                       --------
               Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness,

                    (6) all Indebtedness of other Persons guaranteed by such Person to the extent such Indebtedness is guaranteed by such Person; and

                    (7) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Protection Agreements.

                    The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (i) that the
                                                          --------
               amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) that Indebtedness shall not include any liability for federal, state, local or other taxes.

               "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

               "Initial Purchasers" mean Lehman Brothers Inc., Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

               "Interest Payment Date" means each of August 15 and February 15, beginning August 15, 2000

               "Interest Rate" means, (a) if a Reset Transaction has not occurred, 5-3/4% per annum, or (b) if a Reset Transaction occurs, the Adjusted Interest Rate related to such Reset Transaction from the effective date of such Reset Transaction to, but not including, the effective date of any succeeding Reset Transaction.

               "Interest Rate Protection Agreement" means interest rate swap agreements, interest rate cap agreements, interest rate insurance, and other arrangements and agreements designed to provide protection against fluctuations in interest rates.

               "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

               "Liquidated Damages" means all liquidated damages, if any, payable pursuant to Section 3 of the Registration Rights Agreement.

               "Make-Whole Amount" means the sum of:

                    (1) the present value of the aggregate amount of the interest that would otherwise have accrued from the Redemption Date through February 15, 2003 (the "interest make-whole period"); and

                    (2)  Liquidated Damages, if any, to the Redemption Date.

          Present value shall be calculated by using the bond equivalent yield on U.S. Treasury notes or bills having a term nearest in length to that of the interest make-whole period, as of the date the notice of the redemption is mailed pursuant to this Indenture.

               "Maturity" means the date on which the principal of such Debentures becomes due and payable as therein or herein provided, whether at the Stated Maturity or by acceleration, conversion, call for redemption, exercise of a Repurchase Right or otherwise.

               "Nasdaq National Market" means the National Association of Securities Dealers Automated Quotation National Market or any successor national securities exchange or automated over-the-counter trading market in the United States.

               "Non-Electing Share" has the meaning specified in Section
          12.11 hereof.

               "Officer" of the Company means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, any Vice President or the Secretary of the Company.

               "Officer's Certificate" means a certificate signed by the Chairman, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

               "Offshore Global Debenture" has the meaning set forth in Section 2.2.

               "Offshore Physical Debenture" has the meaning set forth in
          Section 2.2.

               "Offshore Restriction Date" has the meaning specified in Section 2.3(a)(iii).

               "Opinion of Counsel" means a written opinion of counsel, who may be counsel to the Company (and may include directors or employees of the Company) and which opinion is acceptable to the Trustee.

               "Outstanding", when used with respect to Debentures, means, as of the date of determination, all Debentures theretofore authenticated and delivered under this Indenture, except Debentures:

                    (1) previously canceled by the Trustee or delivered to the Trustee for cancellation;

                    (2) for the payment or redemption of which money in the necessary amount has been previously deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Debentures, provided that if such Debentures are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture; and

                    (3) which have been paid, in exchange for or in lieu of which other Debentures have been authenticated and delivered pursuant to this Indenture, other than any such Debentures in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Debentures are held by a bona fide purchaser in whose hands such Debentures are valid obligations of the Company.

               "Paying Agent" has the meaning specified in Section 2.5 hereof.

               "Payment Blockage Notice" has the meaning specified in Section 13.1(d) hereof.

               "Permitted Junior Securities" means securities that are subordinated to Senior Debt, and any securities issued in exchange for Senior Debt, at least to the same extent as the Debentures.

               "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

               "Physical Debentures" has the meaning specified in Section 2.2 hereof.

               "Place of Conversion" means any city in which any Conversion Agent is located.

               "Place of Payment" means any city in which any Paying Agent is located.

               "Predecessor Debenture" of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and, for the purposes of this definition, any Debenture authenticated and delivered under
          Section 2.12 hereof in exchange for or in lieu of a mutilated, destroyed, lost or stolen Debenture shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Debenture.

               "Provisional Redemption Price" means 102.88% of the principal amount of the Debentures to be redeemed plus the Make-Whole Amount.

               "Purchase Agreement" means the Purchase Agreement, dated February 17, 2000, among the Company, Primus Telecommunications Inc., Primus Telecommunications (Australia) Pty. Ltd., Primus Telecommunications Pty. Ltd. and the Initial Purchasers.

               "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

               "Record Date" means either a Regular Record Date or a Special Record Date, as the case may be, provided that, for purposes of
          Section 12.4 hereof, Record Date has the meaning specified in 12.4(g) hereof.

               "Redemption Date", when used with respect to any Debenture to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

               "Redemption Price", when used with respect to any Debenture to be redeemed pursuant to Section 10.1(a) or 10.1(b), means the price at which such Debenture is to be redeemed pursuant to this Indenture.

               "Reference Dealer" means a dealer engaged in the trading of convertible securities.

               "Reference Period" has the meaning set forth in Section 12.4(d) hereof.

               "Register" has the meaning specified in Section 2.5 hereof.

               "Registrar" has the meaning specified in Section 2.5 hereof.

               "Registration Rights Agreement" means the Resale Registration Rights Agreement dated as of February 24, 2000 between the Company and the Initial Purchasers.

               "Regular Record Date" for the interest on the Debentures (including Liquidated Damages, if any) payable means the August 1 or February 1 (whether or not a Business Day), as the case may be, next preceding an Interest Payment Date.

               "Repurchase Date" has the meaning specified in Section 11.1 hereof.

               "Repurchase Price" has the meaning specified in Section 11.1 hereof.

               "Repurchase Right" has the meaning specified in Section 11.1 hereof.

               "Reset Transaction" means a merger, consolidation or statutory share exchange to which the entity that is the issuer of the shares of common stock into which the Debentures are then convertible into is a party, a sale of all or substantially all the assets of that entity, a recapitalization of those shares of common stock or a distribution described in Section 12.4(d) hereof, after the effective date of which transaction or distribution the Debentures would be convertible into:

                    (1) shares of an entity the common stock of which had a Dividend Yield for the four fiscal quarters of such entity immediately preceding the public announcement of such transaction or distribution that was more than 2.5% higher then the Dividend Yield on the Common Stock (or other common stock then issuable upon conversion of the Debentures) for the four fiscal quarters preceding the public announcement of such transaction or distribution, or

                    (2) shares of an entity that announces a dividend policy prior to the effective date of such transaction or distribution which policy, if implemented, would result in a Dividend Yield on such entity's common stock for the next four fiscal quarters that would result in such a 2.5% basis point increase.

               "Responsible Officer", when used with respect to the Trustee, means any officer of the Trustee, including any vice president, assistant vice president, secretary, assistant secretary, the treasurer, any assistant treasurer, the managing director or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

               "Restricted Securities" means the Debentures defined as such in
          Section 2.3 hereof.

               "Restricted Securities Legend" has the meaning set forth in
          Section 2.3(a) hereof.

               "Restricted Subsidiary" means a Subsidiary of the Company that is a "Restricted Subsidiary" as defined in any of the indentures governing the 11-3/4% Senior Notes due 2004, the 9-7/8% Senior Notes due 2008, the 11-1/4% Senior Notes due 2009 or the 12-3/4% Senior Notes due 2009 of the Company.

               "Rule 144" means Rule 144 as promulgated under the Securities Act (including any successor rule thereof), as the same may be amended from time to time.

               "Rule 144A" means Rule 144A as promulgated under the Securities Act (including any successor rule thereof), as the same may be amended from time to time.

               "SEC" means the Securities and Exchange Commission.

               "Securities Act" means the Securities Act of 1933, as amended.

               "Senior Debt" means the principal of, and the premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of the Company, whether outstanding on the date of execution of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Debentures or expressly provides that such Indebtedness is pari passu or junior to the Debentures. Notwithstanding the foregoing, the term "Senior Debt" shall include, without limitation, all

          Designated Senior Debt and shall not include Indebtedness of the Company to any Subsidiary.

               "Shelf Registration Statement" has the meaning set forth in the Registration Rights Agreement.

               "Significant Subsidiary" means, at any date of determination, any Subsidiary of the Company that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

               "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.17 hereof.

               "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

               "Subsidiary" means a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

               "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Section 77aaa-77bbbb), as in effect on the date of execution of this Indenture; provided, however, that in the event the TIA is amended
                     --------  -------
          after such date, "TIA" means, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended, or any successor statute.

               "Trading Day" means:

                    (1) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or such other national security is open for business;

                    (2) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon; or

                    (3) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

               "Trading Price" of a security on any date of determination means:

                    (1) the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security (regular way) on the New York Stock Exchange on such date;

                    (2) if such security is not listed for trading on the New York Stock Exchange on any such date, the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which such security is so listed;

                    (3) if such security is not so listed on a U.S. national or regional securities exchange, the closing sale price as reported by the Nasdaq National Market;

                    (4) if such security is not so reported, the last price quoted by Interactive Data Corporation for such security or, if Interactive Data Corporation is not quoting such price, a similar quotation service selected by the Company;

                    (5) if such security is not so quoted, the average of the mid-point of the last bid and ask prices for such security from at least two dealers recognized as market-makers for such security; or

                    (6) if such security is not so quoted, the average of the last bid and ask prices for such security from a Reference Dealer.

               "Transfer Agent" means any Person, which may be the Company, authorized by the Company to exchange or register the transfer of Debentures.

               "Trigger Event" has the meaning specified in Section 12.4(d) hereof.

               "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

               "U.S. Global Debenture" has the meaning specified in Section 2.2.

               "U.S. Government Obligations" means: (1) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America and which in either case, are non-callable at the option of the issuer thereof.

               "U.S. Physical Debenture" has the meaning specified in Section
          2.2.

               "Vice President", when used with respect to the Company, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

               "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

               Section 1.2   Incorporation by Reference of Trust Indenture Act.

               Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

               The following TIA terms used in this Indenture have the following meanings:

               "indenture securities" means the Debentures;

               "indenture security holder" means a Holder;

               "indenture to be qualified" means this Indenture;

               "indenture trustee" or "institutional trustee" means the Trustee; and

               "obligor" on the Debentures means the Company and any other obligor on the indenture securities.

               All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

               Section 1.3   Rules of Construction.

               For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

               (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

               (2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with accounting principles generally accepted in the United States prevailing at the time of any relevant computation hereunder; and

               (3) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE 2

                                THE DEBENTURES

               Section 2.1    Title and Terms.

               The Debentures shall be known and designated as the "5-3/4% Convertible Subordinated Debentures due 2007" of the Company. The aggregate principal amount of Debentures which may be authenticated and delivered under this Indenture is limited to $250,000,000 ($300,000,000 if the over-allotment option set forth in Section 2(c) of the Purchase Agreement is exercised in full), except for Debentures authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of other Debentures pursuant to
Section 2.7, 2.8, 2.9, 2.12, 7.5, 10.7, 11.1 or 12.2 hereof. The Debentures shall be issuable in denominations of $1,000 or integral multiples thereof.

               The Debentures shall mature on February 15, 2007.

               Interest shall accrue from February 24, 2000 at the Interest Rate until the principal thereof is paid or made available for payment. Interest shall be payable semiannually in arrears on August 15 and February 15 in each year, commencing August 15, 2000.

               Interest on the Debentures shall be computed (i) for any full semiannual period for which a particular Interest Rate is applicable on the basis of a 360-day year of twelve 30-day months and (ii) for any period for which a particular Interest Rate is applicable shorter than a full semiannual period for which interest is calculated, on the basis of a 30-day month and, for such periods of less than a month, the actual number of days elapsed over a 30-day month. For purposes of determining the Interest Rate, the Trustee may assume that a Reset Transaction has not occurred unless the Trustee has received an Officers' Certificate stating that a Reset Transaction has occurred and specifying the Adjusted Interest Rate then in effect.

               A Holder of any Debenture at the close of business on a Regular Record Date shall be entitled to receive interest (including Liquidated Damages, if any) on such Debenture on the corresponding Interest Payment Date. A Holder of any Debenture which is converted after the close of business on a Regular Record Date and prior to the corresponding Interest Payment Date shall be entitled to receive interest (including

Liquidated Damages, if any) on the principal amount of such Debenture, notwithstanding the conversion of such Debenture prior to such Interest Payment Date. However, any such Holder which surrenders any such Debenture for conversion (other than any Debenture whose Maturity is prior to such Interest Payment Date) during the period between the close of business on such Regular Record Date and ending with the opening of business on the corresponding Interest Payment Date shall be required to pay the Company an amount equal to the interest (including Liquidated Damages, if any) on the principal amount of such Debenture so converted, which is payable by the Company to such Holder on such Interest Payment Date, at the time such Holder surrenders such Debenture for conversion. Notwithstanding the foregoing, any such Holder which surrenders for conversion any Debenture which has been called for redemption by the Company in a notice of redemption given by the Company pursuant to Section 10.4 hereof shall be entitled to receive (and retain) such interest (including Liquidated Damages, if any) and need not pay the Company an amount equal to the interest (including Liquidated Damages, if any) on the principal amount of such Debenture so converted at the time such Holder surrenders such Debenture for conversion.

               Principal of, and premium, if any, and interest on, Global Debentures shall be payable to the Depositary in immediately available funds.

               Principal and premium, if any, and interest on Maturity, on Physical Debentures shall be payable at the office or agency of the Company maintained for such purpose, initially the Corporate Trust Office of the Trustee. Interest on Physical Debentures (other than at Maturity) will be payable by (i) U.S. Dollar check drawn on a bank in The City of New York mailed to the address of the Person entitled thereto as such address shall appear in the Register, or (ii) upon application to the Registrar not later than the relevant Record Date by a Holder of an aggregate principal amount in excess of $5,000,000, wire transfer in immediately available funds.

               The Debentures shall be redeemable at the option of the Company as provided in Article 10 hereof.

               The Debentures shall have a Repurchase Right exercisable at the option of Holders as provided in Article 11 hereof.

               The Debentures shall be convertible as provided in Article 12 hereof.

               The Debentures shall be subordinated in right of payment to Senior Debt of the Company as provided in Article 13 hereof.

               Section 2.2   Form of Debentures.

               The Debentures and the Trustee's certificate of authentication to be borne by such Debentures shall be substantially in the form annexed hereto as Exhibit A, which is incorporated in and made a part of this Indenture. The terms and provisions contained in the form of Debenture shall constitute, and are hereby expressly made, a part of this

Indenture, and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

               Any of the Debentures may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Debentures may be listed or designated for issuance, or to conform to usage.

               Debentures offered and sold to QIBs in reliance on Rule 144A shall be issued initially only in the form of one or more permanent global Debentures (each, a "U.S. Global Debenture") in registered form without interest coupons, in substantially the form set forth in Exhibit A and, except as otherwise provided in Section 2.3(a)(iii), shall contain the Restrictive Securities Legend as set forth in Section 2.3(a)(i).

               Debentures offered and sold in offshore transactions in reliance on Regulation S shall be issued initially only in the form of one or more permanent global Debentures (each, an "Offshore Global Debenture" and, together with the U.S. Global Debenture, the "Global Debentures") in registered form without interest coupons in substantially the form set forth in Exhibit A and, except as otherwise provided in Section 2.3(a)(iii), shall contain the Restrictive Securities Legend as set forth in Section 2.3(a)(i). Debentures issued pursuant to Section 2.8(d) in exchange for or upon transfer of beneficial interests in the U.S. Global Debenture shall be in the form of permanent certificated Debentures substantially in the form set forth in Exhibit A (the "U.S. Physical Debentures"), and Debentures issued pursuant to Section 2.8(d) in exchange for or upon transfer of beneficial interests in the Offshore Global Debenture shall be in the form of permanent certificated Debentures substantially in the form set forth in Exhibit A (the "Offshore Physical Debentures").

               The Offshore Physical Debentures and U.S. Physical Debentures are sometimes collectively herein referred to as the "Physical Debentures".

               The Global Debentures shall be:

               (1) duly executed by the Company and authenticated by the Trustee as hereinafter provided;

               (2) registered in the name of the Depositary (or its nominee) for credit to the respective accounts of the Holders at the Depositary; and

               (3)  deposited with the Trustee, as custodian for the Depositary.

               The Global Debentures shall be substantially in the form of Debenture set forth in Exhibit A annexed hereto (including the text and schedule called for by footnote 1 and 2 thereto). The aggregate principal amount of the Global Debentures may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary (or its nominee), in accordance with the instructions given by the Holder thereof, as hereinafter provided.

               The Debentures shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Debentures may be listed, all as determined by the Officers executing such Debentures, as evidenced by their execution of such Debentures.

               Section 2.3   Legends.

               (a)      Restricted Securities Legends.

               Each Debenture issued hereunder shall, upon issuance, bear the legend set forth in Section 2.3(a)(i) or Section 2.3(a)(ii) (each, a "Restricted Securities Legend"), as the case may be, and such legend shall not be removed except as provided in Section 2.3(a)(iii). Each Debenture that bears or is required to bear the Restricted Securities Legend set forth in Section 2.3(a)(i) (together with any Common Stock issued upon conversion of the Debentures and required to bear the Restricted Securities Legend set forth in Section 2.3(a)(ii), collectively, the "Restricted Securities") shall be subject to the restrictions on transfer set forth in this Section 2.3(a) (including the Restricted Securities Legend set forth below), and the Holder of each such Restricted Security, by such Holder's acceptance thereof, shall be deemed to have agreed to be bound by all such restrictions on transfer.

               As used in Section 2.3(a), the term "transfer" encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

               (i)  Restricted Securities Legend for Debentures.

               Except as provided in Section 2.3(a)(iii), until two years after the original issuance date of any Debenture, any certificate evidencing such Debenture (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof which shall bear the legend set forth in Section 2.3(a)(ii), if applicable) shall bear a Restricted Securities Legend in substantially the following form:

          The Debenture evidenced by this certificate has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as set forth in the following sentence. By acquisition hereof, the holder (1) represents that (a) it is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act or (b) it is a non-U.S. Person outside the United States acquiring the Debenture in compliance with Regulation S under the Securities Act;
          (2) agrees that it will not within two years after the original issuance of this Debenture resell or otherwise transfer the Debenture evidenced hereby or the common stock issuable upon conversion of such Debenture except (a) to Primus Telecommunications Group, Incorporated or any subsidiary of Primus Telecommunications Group, Incorporated,
          (b) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (c) to a non-U.S. Person outside the United States in compliance with Regulation S under the Securities Act, (d) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (e) pursuant to a registration statement which has been declared effective under the Securities Act and which continues to be effective at the time of such transfer; and
          (3) agrees that it will deliver to each person to whom the Debenture evidenced hereby is transferred (other than a transfer pursuant to clause 2(e) above) a notice substantially to the effect of this legend. In connection with any transfer of the Debenture evidenced hereby within two years after the original issuance of such Debenture (other than a transfer pursuant to clause (2)(e) above), the holder must check the appropriate box set forth on the reverse hereof relating to the manner of such transfer and submit this certificate to the Trustee (or any successor Trustee, as applicable). If the proposed transfer is pursuant to clause 2(d) above, the holder must, prior to such transfer, furnish to the Trustee (or any successor Trustee, as applicable), such certifications, legal opinions or other information as Primus Telecommunications Group, Incorporated may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. This legend will be removed upon the earlier of the transfer of the Debenture evidenced hereby pursuant to clause (2)(e) above or the expiration of two years from the original issuance of the Debenture evidenced hereby. As used herein, the terms "United States" and "U.S. Person" have the meanings given to them by Regulation S under the Securities Act.

               (ii) Restricted Securities Legend for Common Stock Issued Upon Conversion of Debentures.

               Except as provided in Section 2(a)(iii), until two years after the original issuance date of any Debenture any stock certificate representing Common Stock issued upon conversion of such Debenture shall bear a Restricted Securities Legend in substantially the following form:

               The security evidenced hereby has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as set forth in the following sentence. The holder hereof agrees that until the expiration of two years after the original issuance of the security upon the conversion of which the common stock evidenced hereby was issued, (1) it will not resell or otherwise transfer the security except (a) to Primus Telecommunications Group, Incorporated or any subsidiary of Primus Telecommunications Group, Incorporated, (b) to a non-U.S. Person outside the United States in compliance with Regulation S under the Securities Act, (c) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (d) pursuant to a registration statement which has been declared effective under the Securities Act and which continues to be effective at the time of such transfer;
(2) prior to any such transfer other than a transfer pursuant to clause 1(d) above, it will furnish to StockTrans, Inc. (or any successor transfer agent, as applicable), such certifications, legal opinions or other information as the company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act; and (3) it will deliver to each person to whom the common stock evidenced hereby is transferred (other than a transfer pursuant to a clause (1)(d) above) a notice substantially to the effect of this legend. This legend will be removed upon the earlier of the transfer of the common stock evidenced hereby pursuant to clause (1)(d) above or the expiration of two years from the original issuance of the security upon the conversion of which the common stock evidenced hereby was issued. As used herein, the terms "United States" and "U.S. person" have the meanings given to them by Regulation S under the Securities Act.

               (iii)  Removal of the Restricted Securities Legends.

               Each Debenture or share of Common Stock issued upon conversion of such Debenture shall bear the Restricted Securities Legend set forth in Section 2.3(a)(i) or 2.3(a)(ii), as the case may be, until the earlier of:

                     (A) two years after the original issuance date of such Debenture, in the case of each U.S. Global Debenture and each U.S. Physical Debenture, and one year after the original issue date of each Debenture, in the case of each Offshore Global Debenture and each Offshore Physical Debenture (such date being referred to as the "Offshore Restriction Date");

                     (B) such Debenture or Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such sale); or

                     (C) such Common Stock has been issued upon conversion of Debentures that have been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such sale).

The Holder must give notice thereof to the Trustee and any transfer agent for the Common Stock, as applicable.

               Notwithstanding the foregoing, the Restricted Securities
Legend may be removed if there is delivered to the Company such satisfactory evidence, which may include an opinion of independent counsel, as may be reasonably required by the Company that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Debenture or Common Stock will not violate the registration requirements of the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the written direction of the Company, shall authenticate and deliver in exchange for such Debentures another Debenture or Debentures having an equal aggregate principal amount that does not bear such legend. If the Restricted Securities Legend has been removed from a Debenture as provided above, no other Debenture issued in exchange for all or any part of such Debenture shall bear such legend, unless the Company has reasonable cause to believe that such other Debenture is a "restricted security" within the meaning of Rule 144 and instructs the Trustee in writing to cause a Restricted Securities Legend to appear thereon.

               Any Debenture (or security issued in exchange or substitution thereof) as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the Restricted Securities Legend set forth in Section 2.3(a)(i) as set forth therein have been satisfied may, upon surrender of such Debenture for exchange to the Registrar in accordance with the provisions of Section 2.7 hereof, be exchanged for a new Debenture or Debentures, of like tenor and aggregate principal amount, which shall not bear the Restricted Securities Legend required by Section 2.3(a)(i).

               Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the Restricted Securities Legend set forth in Section 2.3(a)(ii) as set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the Restricted Securities Legend required by Section 2.3(a)(ii).

               (b)  Global Debenture Legend.

               Each Global Debenture shall also bear the following legend on the face thereof:

          Unless this certificate is presented by an authorized representative of The Depository Trust Company ("DTC") to Primus Telecommunications Group, Incorporated (or its successor) or its agent for registration of transfer, exchange, conversion or payment, and any certificate issued is registered in the name of Cede & Co. or in such other entity as is requested by an authorized representative of DTC (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, Cede & Co., has an interest herein.

               Section 2.4   Execution, Authentication, Delivery and Dating.

               Two Officers shall execute the Debentures on behalf of the Company by manual or facsimile signature. If an Officer whose signature is on a Debenture no longer holds that office at the time the Debenture is authenticated, the Debenture shall be valid nevertheless.

               At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debentures executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Debentures, and the Trustee in accordance with such Company Order shall authenticate and deliver such Debentures as in this Indenture provided and not otherwise.

               Each Debenture shall be dated the date of its authentication.

               No Debenture shall be entitled to any benefit under this Indenture, or be valid or obligatory for any purpose, unless there appears on such Debenture a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by manual signature, and such certificate upon any Debenture shall be conclusive evidence, and the only evidence, that such Debenture has been duly authenticated and delivered hereunder.

               The Trustee may appoint an authenticating agent or agents reasonably acceptable to the Company with respect to the Debentures. Unless limited by the terms of such appointment, an authenticating agent may authenticate Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

               Section 2.5   Registrar and Paying Agent.

               The Company shall maintain an office or agency where Debentures may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Debentures may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Debentures (the "Register") and of their transfer and exchange. The Company may appoint one or more co-Registrars and one or more additional Paying Agents for the Debentures. The term "Paying Agent" includes any additional paying agent and the term "Registrar" includes any additional registrar. The Company may change any Paying Agent or Registrar without prior notice to any Holder.

               The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

               (1) hold all sums held by it for the payment of the principal of and premium, if any, or interest (including Liquidated Damages, if any) on Debentures in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided in this Indenture;

               (2) give the Trustee notice of any Default by the Company in the making of any payment of principal and premium, if any, or interest (including Liquidated Damages, if any); and

               (3) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

               The Company shall give prompt written notice to the Trustee of the name and address of any Agent who is not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent or Registrar; provided, however, that none of the Company, its subsidiaries or the Affiliates of the foregoing shall act:

               (i) as Paying Agent in connection with redemptions, offers to purchase and discharges, as otherwise specified in this Indenture, and

               (ii) as Paying Agent or Registrar if a Default or Event of Default has occurred and is continuing.

               The Company hereby initially appoints the Trustee as Registrar and Paying Agent for the Debentures.

               Section 2.6   Paying Agent to Hold Assets in Trust.

               Not later than 11:00 a.m. (New York City time) on each due date of the principal, premium, if any, and interest (including Liquidated Damages, if any) on any Debentures, the Company shall deposit with one or more Paying Agents money in immediately available funds sufficient to pay such principal, premium, if any, and interest (including Liquidated Damages, if any) so becoming due. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money so paid over to the Trustee.

               If the Company shall act as a Paying Agent, it shall, prior to or on each due date of the principal of and premium, if any, or interest (including Liquidated Damages, if any) on any of the Debentures, segregate and hold in trust for the benefit of the Holders a sum sufficient with monies held by all other Paying Agents, to pay the principal and premium, if any, or interest (including Liquidated Damages, if any) so becoming due until such sums shall be paid to such Persons or otherwise disposed of as provided in this Indenture, and shall promptly notify the Trustee of its action or failure to act.

               Section 2.7   General Provisions Relating to Transfer and
                             Exchange.

               The Debentures are issuable only in registered form. A Holder may transfer a Debenture only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Register. Furthermore, any Holder of a Global Debenture shall, by acceptance of such Global Debenture, agree that transfers of beneficial interests in such Global Debenture may be effected only through a book-entry system maintained by the Holder of such Global Debenture (or its agent) and that ownership of a beneficial interest in the Debenture shall be required to be reflected in a book-entry.

               When Debentures are presented to the Registrar with a request to register the transfer or to exchange them for an equal aggregate principal amount of Debentures of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such Debentures are duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder). Subject to Section 2.4 hereof, to permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Debentures at the Registrar's request. No service charge shall be made for any registration of transfer or exchange or redemption of the Debentures, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.14, 7.5 or 10.7 hereof).

               Neither the Company nor the Registrar shall be required to exchange or register a transfer of any Debentures:

               (1) for a period of 15 Business Days prior to the day of any selection of Debentures for redemption under Article 10 hereof;

               (2) so selected for redemption or, if a portion of any Debenture is selected for redemption, such portion thereof selected for redemption; or

               (3) surrendered for conversion or, if a portion of any Debenture is surrendered for conversion, such portion thereof surrendered for conversion.

               Section 2.8   Book-Entry Provisions for the Global Debentures.

               (a)  The Global Debentures initially shall:

                    (i) be registered in the name of the Depositary (or a nominee thereof);

                    (ii) be delivered to the Trustee as custodian for such Depositary; and

                    (iii)  bear the Restricted Securities Legend as set forth in
               Section 2.3(a)(i) hereof.

               Members of, or participants in, the Depositary ("DTC Participants") shall have no rights under this Indenture with respect to any Global Debenture held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Debenture, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Debenture for all purposes whatsoever. Notwithstanding the foregoing, nothing contained herein shall prevent the Company, the Trustee or any agent of the Company or Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and the DTC Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Debenture.

               (b) The registered Holder of a Global Debenture may grant proxies and otherwise authorize any Person, including DTC Participants and Persons that may hold interests through DTC Participants, to take any action which a Holder is entitled to take under this Indenture or the Debentures.

               (c) A Global Debenture may not be transferred, in whole or in part, to any Person other than the Depositary (or a nominee thereof), and no such transfer to any such other Person may be registered. Beneficial interests in a Global Debenture may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.9 hereof.

               (d)  If at any time:

                    (i) the Depositary notifies the Company in writing that it is no longer willing or able to continue to act as Depositary for the Global Debentures, or the Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary for the Global Debentures is not appointed by the Company within 90 days of such notice or cessation;

                    (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Debentures in definitive form under this Indenture in exchange for all or any part of the Debentures represented by a Global Debenture or Global Debentures; or

                    (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary for the issuance of Physical Debentures in exchange for such Global Debenture or Global Debentures, the Depositary shall surrender such Global Debenture or Global Debentures to the Trustee for cancellation and the Company shall execute, and the Trustee, upon receipt of an Officers' Certificate and Company Order for the authentication and delivery of Debentures, shall authenticate and deliver in exchange for such Global Debenture or Global Debentures, Physical Debentures in an aggregate principal amount equal to the aggregate principal amount of such Global Debenture or Global Debentures. Such Physical Debentures shall be registered in such names as the Depositary (or any nominee thereof) shall identify in writing as the beneficial owners of the Debentures represented by such Global Debenture or Global Debentures.

               (e) Notwithstanding the foregoing, in connection with any transfer of beneficial interests in a Global Debenture to beneficial owners pursuant to Section 2.8(d) hereof, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Debenture in an amount equal to the principal amount of the beneficial interest in such Global Debenture to be transferred.

               Section 2.9   Special Transfer Provisions.

               (a)  General.  The provisions of this Section 2.9 shall apply to
                    -------
all transfers involving any Physical Debenture and any beneficial interest in any Global Debenture.

               (b)  Certain Definitions. As used in this Section 2.9 only,
                    -------------------
"delivery" of a certificate by a transferee or transferor means the delivery to the Registrar by such transferee or transferor of the applicable certificate duly completed; "holding" includes both possession of a Physical Debenture and ownership of a beneficial interest in a Global Debenture, as the context requires; "transferring" a Global Debenture means transferring that portion of the principal amount of the transferor's beneficial interest therein that the transferor has notified the Registrar that it has agreed to transfer; and "transferring" a Physical Debenture means transferring that portion of the principal amount thereof that the transferor has notified the Registrar that it has agreed to transfer.

               As used in this Indenture, "Regulation S Certificate" means a certificate substantially in the form set forth in Exhibit B; "Rule 144A Certificate" means a certificate substantially in the form set forth in Exhibit C; and "Rule 144 Non-Registration and Supporting Evidence" means a written opinion of counsel reasonably acceptable to the Company to the effect that, and such other certification or information as the Company may reasonably require to confirm that, the proposed transfer is being made pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 144.

               (c)  [Intentionally Omitted]

               (d)  Deemed Delivery of a Rule 144A Certificate in Certain
                    -----------------------------------------------------
Circumstances. A Rule 144A Certificate, if not actually delivered, will be
-------------
deemed delivered if (A) (i) the transferor advises the Company and the Trustee in writing that the relevant offer and sale were made in accordance with the provisions of Rule 144A (or, in the case of a transfer of a Physical Debenture, the transferor checks the box provided on the Physical Debenture to that effect) and (ii) the transferee advises the Company and the Trustee in writing that (x) it and, if applicable, each account for which it is acting in connection with the relevant transfer, is a qualified institutional buyer within the meaning of Rule 144A,
(y) it is aware that the transfer of Debentures to it is being made in reliance on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) if at any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, prior to the proposed date of transfer the transferee has been given the opportunity to obtain from the Company the information referred to in Rule 144A(d)(4), and has either declined such opportunity or has received such information (or, in the case of a transfer of a Physical Debenture, the transferee signs the certification provided on the Physical Debenture to that effect); or (B) the transferor holds the U.S. Global Debenture and is transferring to a transferee that will take delivery in the form of the U.S. Global Debenture.

               (e)  Procedures and Requirements.
                    ---------------------------

               (1) if the proposed transfer occurs prior to the Offshore Restriction Date, and the proposed transferor holds:

                    (A) a U.S. Physical Debenture which is surrendered to the Registrar, and the proposed transferee or transferor, as applicable:

                    (i) delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Debenture, then the Registrar shall (x) register such transfer in the name of such transferee and record the date thereof in its books and records, (y) cancel such surrendered U.S. Physical Debenture and (z) deliver a new U.S. Physical Debenture to such transferee duly registered in the name of such transferee in principal amount equal to the principal amount being transferred of such surrendered U.S. Physical Debenture;

                    (ii) delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through a member of, or participant in, the Depository (an "Agent Member") and requests that the proposed transferee receive a beneficial interest in the U.S. Global Debenture, then the Registrar shall (x) cancel such surrendered U.S. Physical Debenture, (y) record an increase in the principal amount of the U.S. Global Debenture equal to the principal amount being transferred of such surrendered U.S. Physical Debenture and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer; or

                    (iii) delivers a Regulation S Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Offshore Global Debenture, then the Registrar shall (x) cancel such surrendered U.S. Physical Debenture, (y) record an increase in the principal amount of the Offshore Global Debenture equal to the principal amount being transferred of such surrendered U.S. Physical Debenture and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

               In any of the cases described in this Section 2.9(e)(1)(A), the Registrar shall deliver to the transferor a new U.S. Physical Debenture in principal amount equal to the principal amount not being transferred of such surrendered U.S. Physical Debenture, as applicable.

                    (B) an interest in the U.S. Global Debenture, and the proposed transferee or transferor, as applicable:

                    (i) delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Debenture, then the transfer shall be effected in accordance with the procedures of the Depositary therefor; or

                    (ii) delivers a Regulation S Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Offshore Global Debenture, then the Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the principal amount of the U.S. Global Debenture in an amount equal to the beneficial interest therein being transferred, (y) record an increase in the principal amount of the Offshore Global Debenture equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

                    (C) an interest in the Offshore Global Debenture, and the proposed transferee or transferor, as applicable:

                    (i) delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Debenture, then the Registrar shall (x) record a decrease in the principal amount of the Offshore Global Debenture in an amount equal to the beneficial interest therein being transferred, (y) record an increase in the principal amount of the U.S. Global Debenture equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer; or

                    (ii) delivers a Regulation S Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Offshore Global Debenture, then the transfer shall be effected in accordance with the procedures of the Depositary therefor; provided, however, that until one year after the original
               --------  -------
               issuance of any Debenture, beneficial interests in the Offshore Global Debenture may be held only in or through accounts maintained at the Depositary by Euroclear or Cedel (or by Agent Members acting for the account thereof), and no person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account.

               (2) If the proposed transfer occurs on or after the Offshore Restriction Date, and the proposed transferor holds:

                    (A) a U.S. Physical Debenture which is surrendered to the Registrar, and the proposed transferee or transferor, as applicable:

                    (i) delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Debenture, then the procedures set forth in Section 2.9(e)(1)(A)(i) shall apply.

                    (ii) delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Offshore Global Debenture, then the procedures set forth in
               Section 2.9(e)(1)(A)(ii) shall apply; or

                    (iii) delivers a Regulation S Certificate, then the Registrar shall cancel such surrendered U.S. Physical Debenture and at the direction of the transferee, either:

                              (x) register such transfer in the name of such transferee, record the date thereof in its books and records and deliver a new Offshore Physical Debenture to such transferee in principal amount equal to the principal amount being transferred of such surrendered U.S. Physical Debenture, or

                              (y) if the proposed transferee is or is acting through an Agent Member, record an increase in the principal amount of the Offshore Global Debenture equal to the principal amount being transferred of such surrendered U.S. Physical Debenture and notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

               In any of the cases described in this Section 2.9(e)(2)(A)(i),
          (ii) or (iii)(x), the Registrar shall deliver to the transferor a new U.S. Physical Debenture in principal amount equal to the principal amount not being transferred of such surrendered U.S. Physical Debenture, as applicable.

                    (B) an interest in the U.S. Global Debenture, and the proposed transferee or transferor, as applicable:

                    (i) delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Debenture, then the procedures set forth in Section 2.9(e)(1)(B)(i) shall apply; or

                    (ii) delivers a Regulation S Certificate, then the Registrar shall (x) record a decrease in the principal amount of the U.S. Global Debenture in an amount equal to the beneficial interest therein being transferred, (y) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer and (z) at the direction of the transferee, if the proposed transferee is or is acting through an Agent Member, record an increase in the principal amount of the Offshore Global Debenture equal to the amount of such decrease.

                    (C) an Offshore Physical Debenture which is surrendered to the Registrar, and the proposed transferee or transferor, as applicable:

                    (i) delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests delivery in the form of the U.S. Global Debenture, then the Registrar shall (x) cancel such surrendered Offshore Physical Debenture, (y) record an increase in the principal amount of the U.S. Global Debenture equal to the principal amount being transferred of such surrendered Offshore Physical Debenture and
               (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer;

                    (ii) where the proposed transferee is or is acting through an Agent Member, requests that the proposed transferee receive a beneficial interest in the Offshore Global Debenture, then the Registrar shall (x) cancel such surrendered Offshore Physical Debenture, (y) record an increase in the principal amount of the Offshore Global Debenture equal to the principal amount being transferred of such surrendered Offshore Physical Debenture and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer; or

                    (iii) does not make a request covered by Section 2.9(e)(2)(C)(i) or Section 2.9(e)(2)(C)(ii), then the Registrar shall (x) register such transfer in the name of such transferee and record the date thereof in its books and records, (y) cancel such surrendered Offshore Physical Debenture and (z) deliver a new Offshore Physical Debenture to such transferee duly registered in the name of such transferee in principal amount equal to the principal amount being transferred of such surrendered Offshore Physical Debenture.

               In any of the cases described in this Section 2.9(e)(2)(C), the Registrar shall deliver to the transferor a new U.S. Physical Debenture in principal amount equal to the principal amount not being transferred of such surrendered U.S. Physical Debenture, as applicable.

                    (D) an interest in the Offshore Global Debenture, and the proposed transferee or transferor, as applicable:

                    (i) delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests delivery in the form of the U.S. Global Debenture, then the Registrar shall (x) record a decrease in the principal amount of the Offshore Global Debenture in an amount equal to the beneficial interest therein being transferred, (y) record an increase in the principal amount of the U.S. Global Debenture equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer; or

                    (ii) where the proposed transferee is or is acting through an Agent Member, requests that the proposed transferee receive a beneficial interest in the Offshore Global Debenture, then the transfer shall be effected in accordance with the procedures of the Depositary therefor.

               (f)  Execution, Authentication and Delivery of Physical
                    --------------------------------------------------
Debentures. In any case in which the Registrar is required to deliver a Physical
----------
Debenture to a transferee or transferor, the Company shall execute, and the Trustee shall authenticate and make available for delivery, such Physical Debenture.

               (g)  Certain Additional Terms Applicable to Physical Debentures.
                    ----------------------------------------------------------
Any transferee entitled to receive a Physical Debenture may request that the principal amount thereof be evidenced by one or more Physical Debentures in any authorized denomination or denominations the Registrar shall comply with such request if all other transfer restrictions are satisfied.

               (h)  Transfers Not Covered by Section 2.9(e). The Registrar shall
                    ---------------------------------------
effect and record, upon receipt of a written request from the Company so to do, a transfer not otherwise permitted by Section 2.9(e), such recording to be done in accordance with the otherwise applicable provisions of Section 2.9(e), upon the furnishing by the proposed transferor or transferee of a Rule 144 Non-Registration Opinion and Supporting Evidence.

               (i)  General. By its acceptance of any Debenture or shares of
                    -------
Common Stock issuable upon conversion of the Debentures bearing the Restricted Securities Legend, each Holder of such Debenture or shares of Common Stock issuable upon conversion of the Debentures acknowledges the restrictions on transfer of such Debenture and such Common Stock set forth in this Indenture and in the Restricted Securities Legend and agrees that it will transfer such Debenture and such Common Stock only as provided in the Indenture. The Registrar shall not register a transfer of any Debenture unless such transfer complies with the restrictions with respect thereto set forth in this Indenture. The Registrar shall not be required to determine (but may rely upon a determination made by the Company) the sufficiency or accuracy of any such certifications, legal opinions, other information or document.

               The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.8 hereof or this
Section 2.9. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

               Section 2.10   Holder Lists.

               The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with Section 312(a) of the TIA. If the Trustee is not the Registrar, the Company shall furnish to the Trustee prior to or on each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders relating to such Interest Payment Date or request, as the case may be.

               Section 2.11   Persons Deemed Owners.

               The Company, the Trustee and any agent of the Company or the Trustee may treat the registered Holder of a Global Debenture as the absolute owner of such Global Debenture for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Debenture be overdue, and notwithstanding any notice of ownership or writing thereon, or any notice of previous loss or theft or other interest therein. The Company, the Trustee and any agent of the

Company or the Trustee may treat the Person in whose name any Debenture is registered as the owner of such Debenture for the purpose of receiving payment of principal of and premium, if any, and interest (including Liquidated Damages, if any) on such Debenture and for all other purposes whatsoever, whether or not such Debenture be overdue, and notwithstanding any notice of ownership or writing thereon, or any notice of previous loss or theft or other interest therein.

               Section 2.12   Mutilated, Destroyed, Lost or Stolen Debentures.

               If any mutilated Debenture is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Debenture of like tenor and principal amount and bearing a number not contemporaneously outstanding.

               If there is delivered to the Company and the Trustee

               (1) evidence to their satisfaction of the destruction, loss or theft of any Debenture, and

               (2) such Debenture or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Debenture has been acquired by a bona fide purchaser, the Company shall execute and, upon request, the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Debenture, a new Debenture of like tenor and principal amount and bearing a number not contemporaneously outstanding.

               In case any such mutilated, destroyed, lost or stolen Debenture has become or is about to become due and payable, the Company in its discretion, but subject to any conversion rights, may, instead of issuing a new Debenture, pay such Debenture, upon satisfaction of the condition set forth in the preceding paragraph.

               Upon the issuance of any new Debenture under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

               Every new Debenture issued pursuant to this Section in lieu of any destroyed, lost or stolen Debenture shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be at any time enforceable by anyone, and such new Debenture shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debentures duly issued hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures.

                  Section 2.13  Treasury Debentures.

                  In determining whether the Holders of the requisite principal amount of Outstanding Debentures are present at a meeting of Holders for quorum purposes or have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Debentures owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such determination as to the presence of a quorum or upon any such request, demand, authorization, direction, notice, consent or waiver, only such Debentures of which the Trustee has received written notice and are so owned shall be so disregarded.

                  Section 2.14  Temporary Debentures.

                  Pending the preparation of Debentures in definitive form, the Company may execute and the Trustee shall, upon written request of the Company, authenticate and deliver temporary Debentures (printed or lithographed). Temporary Debentures shall be issuable in any authorized denomination, and substantially in the form of the Debentures in definitive form but with such omissions, insertions and variations as may be appropriate for temporary Debentures, all as may be determined by the Company. Every such temporary Debenture shall be executed by the Company and authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the Debentures in definitive form. Without unreasonable delay, the Company will execute and deliver to the Trustee Debentures in definitive form (other than in the case of Debentures in global form) and thereupon any or all temporary Debentures (other than any such Debentures in global form) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 9.2 and the Trustee shall authenticate and deliver in exchange for such temporary Debentures an equal aggregate principal amount of Debentures in definitive form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Debentures in definitive form authenticated and delivered hereunder.

                  Section 2.15  Cancellation.

                  All Debentures surrendered for payment, redemption, repurchase, conversion, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Debentures so delivered shall be canceled promptly by the Trustee, and no Debentures shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. Upon written instructions of the Company, the Trustee shall destroy canceled Debentures and, after such destruction, shall deliver a certificate of such destruction to the Company. If the Company shall acquire any of the Debentures, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Debentures unless the same are delivered to the Trustee for cancellation.

                  Section 2.16  CUSIP Numbers.

                  The Company in issuing the Debentures may use "CUSIP" numbers (if then generally in use), and the Trustee shall use CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any such notice and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

                  Section 2.17  Defaulted Interest.

                  If the Company fails to make a payment of interest (including Liquidated Damages, if any) on any Debenture when due and payable ("Defaulted Interest"), it shall pay such Defaulted Interest plus (to the extent lawful) any interest payable on the Defaulted Interest (calculated using the Interest Rate), in any lawful manner. It may elect to pay such Defaulted Interest, plus any such interest payable on it, to the Persons who are Holders of such Debentures on which the interest is due on a subsequent Special Record Date. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Debenture. The Company shall fix any such Special Record Date and payment date for such payment. At least 15 days before any such Special Record Date, the Company shall mail to Holders affected thereby a notice that states the Special Record Date, the Interest Payment Date, and amount of such interest (and such Liquidated Damages, if any) to be paid.

                                   ARTICLE 3

                           SATISFACTION AND DISCHARGE

                  Section 3.1   Satisfaction and Discharge of Indenture.

                  When:

                  (1) the Company shall deliver to the Trustee for cancellation all Debentures previously authenticated (other than any Debentures which have been destroyed, lost or stolen and in lieu of, or in substitution for which, other Debentures shall have been authenticated and delivered) and not previously canceled, or

             (2) (A)   all the Debentures not previously canceled or delivered
         to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption,

                 (B) the Company shall deposit with the Trustee, in trust, cash in U.S. dollars and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay principal of, premium, if any, or interest (including Liquidated Damages, if any) on all of the Debentures (other than any Debentures which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Debentures shall have been authenticated and delivered) not previously canceled or delivered to the Trustee for cancellation, on the dates such payments of principal, premium, if any, or interest (including Liquidated Damages, if any) are due to such date of maturity or redemption, as the case may be, and

                 (C) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel to the effect that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of execution of this Indenture, there has been a change in the applicable federal income tax law, in the case of either clause (x) or (y) to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and discharge had not occurred, and if, in the case of either clause (1) or (2), the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to:

                  (i) remaining rights of registration of transfer, substitution and exchange and conversion of Debentures,

                  (ii) rights hereunder of Holders to receive payments of principal of and premium, if any, and interest (including Liquidated Damages, if any) on, the Debentures and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee, and

                         (iii) the rights, obligations and immunities of the
                  Trustee hereunder),

and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel (each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; provided, however, the Company shall reimburse the Trustee for all amounts due the Trustee under Section 5.8 hereof and for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Debentures.

                  Section 3.2   Deposited Monies to be Held in Trust.

                  Subject to Section 3.3 hereof, all monies deposited with the Trustee pursuant to Section 3.1 hereof shall be held in trust and applied by it to the payment, notwithstanding the provisions of Article 13 hereof, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Debentures for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest (including Liquidated Damages, if any). All monies deposited with the Trustee pursuant to Section 3.1 hereof (and held by it or any Paying Agent) for the payment of Debentures subsequently converted shall be returned to the Company upon request of the Company.

                  Section 3.3   Return of Unclaimed Monies.

                  The Trustee and the Paying Agent shall pay to the Company any money held by them for the payment of principal or premium, if any, or interest (including Liquidated Damages, if any) that remains unclaimed for two years after the date upon which such payment shall have become due. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                                   ARTICLE 4

                             DEFAULTS AND REMEDIES

                  Section 4.1   Events of Default.

                  An "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any or governmental body):

               (a) default in the payment of interest or Liquidated Damages, if any, on any Debenture when due and payable and continuance of such default for a period of 30 days;

               (b) default in the payment of principal of (or premium, if any, on) any Debenture at its Stated Maturity, upon acceleration, redemption or otherwise;

               (c) default in the payment of principal, interest or Liquidated Damages, if any, on any Debenture required to be purchased pursuant to a Repurchase Right as set forth in Section 11.1;

               (d) default in the performance or breach of any covenant or agreement of the Company in this Indenture or under the Debentures (other than a default in the performance, or breach, of a covenant or agreement specified in clause (a), (b) or (c) of this Section 4.1), and continuance of such default or breach for a period of 30 consecutive days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Debentures a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

               (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Restricted Subsidiary having an outstanding principal amount of $10.0 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled by the earlier of (x) the expiration of any applicable grace period or (y) the thirtieth day after such default; and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended by the earlier of (x) the expiration of any applicable grace period or (y) the thirtieth day after such default;

               (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10.0 million in the aggregate for all such final judgments or orders (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Restricted Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

               (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or of any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; or

               (h) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

               Section 4.2   Acceleration of Maturity; Rescission and Annulment.

               (a) If an Event of Default with respect to Outstanding Debentures (other than an Event of Default specified in Section 4.1(g) or 4.1(h) hereof) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Debentures, by written notice to the Company, may declare due and payable 100% of the principal amount of all Outstanding Debentures plus any accrued and unpaid interest to the date of payment. Upon a declaration of acceleration, such principal and accrued and unpaid interest to the date of payment shall be immediately due and payable.

               (b) If an Event of Default specified in Section 4.1(g) or 4.1(h) hereof occurs, all unpaid principal and accrued and unpaid interest (including Liquidated Damages, if any) on the Outstanding Debentures shall become and be immediately due and payable, without any declaration or other act on the part of the Trustee or any Holder.

               (c) The Holders of a majority in aggregate principal amount of the Outstanding Debentures by written notice to the Trustee may rescind and annul an acceleration and its consequences if:

               (1) all existing Events of Default, other than the nonpayment of principal of or interest on the Debentures which have become due solely because of the acceleration, have been remedied, cured or waived, and

               (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

provided, however, that in the event of a declaration of acceleration in respect
--------  -------
of the Debentures because of an Event of Default specified in Section 4.1(e) shall have occurred and be continuing, such declaration of acceleration shall be automatically rescinded and annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 60 days after such declaration of acceleration in respect of the Debentures and no other Event of Default has occurred during such 60-day period which has not been cured or waived during such period.

                  Section 4.3   Other Remedies.

                  If an Event of Default with respect to Outstanding Debentures occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Debentures or to enforce the performance of any provision of the Debentures.

                  The Trustee may maintain a proceeding in which it may prosecute and enforce all rights of action and claims under this Indenture or the Debentures, even if it does not possess any of the Debentures or does not produce any of them in the proceeding.

                  Section 4.4   Waiver of Past Defaults.

                  The Holders, either (a) through the written consent of not less than a majority in aggregate principal amount of the Outstanding Debentures, or (b) by the adoption of a resolution, at a meeting of Holders of the Outstanding Debentures at which a quorum (as prescribed in Section 8.4) is present, by the Holders of at least a majority in aggregate principal amount of the Outstanding Debentures represented at such meeting, may, on behalf of the Holders of all of the Debentures, waive an existing Default or Event of Default, except a Default or Event of Default:

                  (1) in the payment of the principal of or premium, if any, or interest (including Liquidated Damages, if any) on any Debenture (provided, however, that subject to Section 4.7 hereof, the Holders of a majority in aggregate principal amount of the Outstanding Debentures may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration); or

                  (2)  in respect of a covenant or provision hereof which, under
          Section 7.2 hereof, cannot be modified or amended without the consent of the Holders of each Outstanding Debenture affected.

                  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; provided, however, that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

                  Section 4.5  Control by Majority.

                  The Holders of a majority in aggregate principal amount of the Outstanding Debentures (or such lesser amount as shall have acted at a meeting pursuant to the provisions of this Indenture) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that:

                  (1)   conflicts with any law or with this Indenture;

                  (2) the Trustee determines may be unduly prejudicial to the rights of the Holders not joining therein, or

                  (3)   may expose the Trustee to personal liability.

The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                  Section 4.6  Limitation on Suit.

                  No Holder of any Debenture shall have any right to pursue any remedy with respect to this Indenture or the Debentures (including, instituting any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver or trustee) unless:

                  (1) such Holder has previously given written notice to the Trustee of an Event of Default that is continuing;

                  (2) the Holders of at least 25% in aggregate principal amount of the Outstanding Debentures shall have made written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders have offered to the Trustee indemnity satisfactory to it against any costs, expenses and liabilities incurred in complying with such request;

                  (4) the Trustee has failed to comply with the request for 60 days after its receipt of such notice, request and offer of indemnity; and

                  (5) during such 60-day period, no direction inconsistent with such written request has been given to the Trustee by the Holders of a majority in aggregate principal amount of the Outstanding Debentures (or such amount as shall have acted at a meeting pursuant to the provisions of this Indenture);

provided, however, that no one or more of such Holders may use this Indenture to
--------  -------
prejudice the rights of another Holder or to obtain preference or priority over another Holder.

                  Section 4.7 Unconditional Rights of Holders to Receive Payment and to Convert.

                  Notwithstanding any other provision in this Indenture, the Holder of any Debenture shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest (including Liquidated Damages, if any) on such Debenture on the Stated Maturity expressed in such Debenture (or, in the case of redemption, on the Redemption Date, or in the case of the exercise of a Repurchase Right, on the Repurchase Date) and to convert such Debenture in accordance with Article 12, and to bring suit for the enforcement of any such payment on or after such respective dates and right to convert, and such rights shall not be impaired or affected without the consent of such Holder.

                  Section 4.8 Collection of Indebtedness and Suits for Enforcement by the Trustee.

                  The Company covenants that if:

                  (1) a Default or Event of Default is made in the payment of any interest (including Liquidated Damages, if any) on any Debenture when such interest (including Liquidated Damages, if any) becomes due and payable and such Default or Event of Default continues for a period of 30 days, or

                  (2) a Default or Event of Default is made in the payment of the principal of or premium, if any, on any Debenture at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Debentures, the whole amount then due and payable (as expressed therein or as a result of any acceleration effected pursuant to Section 4.2 hereof) on such Debentures for principal and premium, if any, and interest (including Liquidated Damages, if any) and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium, if any, and on any overdue interest (including Liquidated Damages, if any), calculated using the Interest Rate, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, wherever situated.

                  If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Debentures by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

                  Section 4.9   Trustee May File Proofs of Claim.

                  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or the property of the Company or its creditors, the Trustee (irrespective of whether the principal of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest (including Liquidated Damages, if any)) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                  (1) to file and prove a claim for the whole amount of principal and premium, if any, and interest (including Liquidated Damages, if any) owing and unpaid in respect of the Debentures and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Debentures allowed in such judicial proceeding, and

                  (2) to collect and receive any moneys or other property payable or deliverable on any such claim and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceedings is hereby authorized by each Holder of Debentures to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Debentures, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 5.8.

                  Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept, or adopt on behalf of any Holder of a Debenture, any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of a Debenture in any such proceeding.

                  Section 4.10  Restoration of Rights and Remedies.

                  If the Trustee or any Holder of a Debenture has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Debentures shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                  Section 4.11  Rights and Remedies Cumulative.

                  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures in the last paragraph of Section 2.12, no right or remedy conferred in this Indenture upon or reserved to the Trustee or to the Holders of Debentures is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  Section 4.12  Delay or Omission Not Waiver.

                  No delay or omission of the Trustee or of any Holder of any Debenture to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Debentures may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Debentures, as the case may be.

                  Section 4.13  Application of Money Collected.

                  Subject to Article 13, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or premium, if any, or interest (including Liquidated Damages, if any), upon presentation of the Debentures and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST:  To the payment of all amounts due the Trustee;

                  SECOND: To the payment of the amounts then due and unpaid for principal of and premium, if any, and interest (including Liquidated Damages, if any) on the Debentures in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Debentures for principal and premium, if any, and interest (including Liquidated Damages, if any), respectively; and

                  THIRD:  Any remaining amounts shall be repaid to the Company.

                  Section 4.14    Undertaking for Costs.

                  All parties to this Indenture agree, and each Holder of any Debenture by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Outstanding Debentures, or to any suit instituted by any Holder of any Debenture for the enforcement of the payment of the principal of or premium, if any, or interest (including Liquidated Damages, if any) on any Debenture on or after the Stated Maturity expressed in such Debenture (or, in the case of redemption or exercise of a Repurchase Right, on or after the Redemption Date) or for the enforcement of the right to convert any Debenture in accordance with Article 12.

                  Section 4.15  Waiver of Stay or Extension Laws.

                  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 5

                                  THE TRUSTEE

                  Section 5.1   Certain Duties and Responsibilities.

                  (a)  Except during the continuance of an Event of Default,

                  (1) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture or the TIA, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates or opinions to determine whether or not, on their face, they conform to the requirements to this Indenture (but need not investigate or confirm the accuracy of any facts stated therein).

                  (b) In case an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) This paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section 5.1;

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with a direction received by it of the Holders of a majority in principal amount of the Outstanding Debentures (or such lesser amount as shall have acted at a meeting pursuant to the provisions of this Indenture) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

                  (d) Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 5.1.

                  (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability, cost or expense (including, without limitation, reasonable fees of counsel).

                  (f) The Trustee shall not be obligated to pay interest on any money or other assets received by it unless otherwise agreed in writing with the Company. Assets held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

                  (h) The Trustee shall not be deemed to have notice or actual knowledge of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact a Default is received by the Trustee pursuant to Section 14.2 hereof, and such notice references the Debentures and this Indenture.

                  (i) The rights, privileges, protections, immunities and benefits given to the Trustee hereunder, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Paying Agent, authenticating agent, Conversion Agent or Registrar acting hereunder.

                  Section 5.2   Certain Rights of Trustee.

                  Subject to the provisions of Section 5.1 hereof and subject to
Section 315(a) through (d) of the TIA:

                  (1) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel

                  (3) The Trustee may act through attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

                  (4) The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith which it believed to be authorized or within the discretion or rights or powers conferred upon it by this Indenture, unless the Trustee's conduct constitutes negligence.

                  (5) The Trustee may consult with counsel of its selection and the advice of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (6) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                  (7) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

                  Section 5.3   Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Debentures and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as such term is defined in Section 310(b) of the TIA), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (to the extent permitted under Section 310(b) of the TIA) or resign. Any agent may do the same with like rights and duties. The Trustee is also subject to Sections 5.11 and 5.12 hereof.

                  Section 5.4   Money Held in Trust.

                  Money held by the Trustee in trust hereunder shall be segregated from other funds. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise expressly agreed with the Company.

                  Section 5.5   Trustee's Disclaimer.

                  The recitals contained herein and in the Debentures (except for those in the certificate of authentication) shall be taken as the statements of the Company, and the

Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity, sufficiency or priority of this Indenture or of the Debentures. The Trustee shall not be accountable for the use or application by the Company of Debentures or the proceeds thereof.

                  Section 5.6   Notice of Defaults.

                  Within 90 days after the occurrence of any Default or Event of Default hereunder of which the Trustee has received written notice, the Trustee shall give notice to Holders pursuant to Section 14.2 hereof, unless such Default or Event of Default shall have been cured or waived; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of or premium, if any, or interest (including Liquidated Damages, if any), or in the payment of any redemption or repurchase obligation on any Debenture, the Trustee shall be protected in withholding such notice if and so long as Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

                  Section 5.7   Reports by Trustee to Holders.

                  The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required by Section 313 of the TIA at the times and in the manner provided by the TIA.

                  A copy of each report at the time of its mailing to Holders shall be filed with the SEC, if required, and each stock exchange, if any, on which the Debentures are listed. The Company shall promptly notify the Trustee when the Debentures become listed on any stock exchange.

                  Section 5.8   Compensation and Indemnification.

                  The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ), except to the extent that any such expense, disbursement or advance is due to its negligence or bad faith. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 4.1 hereof, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any bankruptcy law. The Company also covenants to indemnify the Trustee and its officers, directors, employees and agents for, and to hold such Persons harmless against, any loss, liability or expense incurred by them, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder or the performance of their duties hereunder, including the costs and expenses of defending themselves against or investigating any claim of liability in the premises, except to the extent that any such loss, liability or expense was due to the negligence or willful misconduct of such Persons. The obligations of the Company under this Section 5.8 to compensate and indemnify the Trustee and its officers, directors, employees and agents and to pay or reimburse such Persons for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee. Such additional indebtedness shall be a senior claim to that of the Debentures upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Debentures, and the Debentures are hereby subordinated to such senior claim. "Trustee" for purposes of this Section
5.8 shall include any predecessor Trustee, but the negligence or willful misconduct of any Trustee shall not affect the indemnification of any other Trustee.

                  Section 5.9   Replacement of Trustee.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 5.9.

                  The Trustee may resign and be discharged from the trust hereby created by so notifying the Company in writing. The Holders of at least a majority in aggregate principal amount of Outstanding Debentures may remove the Trustee by so notifying the Trustee and the Company in writing. The Company must remove the Trustee if:

                   (i) the Trustee fails to comply with Section 5.11 hereof or Section 310 of the TIA;

                   (ii)   the Trustee becomes incapable of acting.

                   (iii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law; or

                   (iv) a Custodian or public officer takes charge of the Trustee or its property.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Company shall promptly appoint a successor Trustee. The Trustee shall be entitled to payment of its fees and reimbursement of its expenses while acting as Trustee. Within one year after the successor Trustee takes office, the Holders of at least a majority in aggregate principal amount of Outstanding Debentures may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  Any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee if the Trustee fails to comply with Section 5.11 hereof.

                  If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation or removal, the resigning or removed Trustee, as the case may be, may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The Company shall mail a notice of the successor Trustee's succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee. Notwithstanding replacement of the Trustee pursuant to this Section 5.9, the Company's obligations under Section 5.8 hereof shall continue for the benefit of the retiring Trustee with respect to expenses, losses and liabilities incurred by it prior to such replacement.

                  Section 5.10  Successor Trustee by Merger, Etc.

                  Subject to Section 5.11 hereof, if the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the successor entity without any further act shall be the successor Trustee as to the Debentures.

                  Section 5.11  Corporate Trustee Required; Eligibility.

                  The Trustee shall at all times satisfy the requirements of
Section 310(a)(1), (2) and (5) of the TIA. The Trustee shall at all times have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall at all times have), a combined capital and surplus of at least $100 million as set forth in its (or its related bank holding company's) most recent published annual report of condition. The Trustee is subject to Section 310(b) of the TIA.

                  Section 5.12  Collection of Claims Against the Company.

                  The Trustee is subject to Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated therein.

                                   ARTICLE 6

             CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

                  Section 6.1 Company May Consolidate, Etc., Only on Certain Terms.

                  The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company, unless:

                   (1) either (A) the Company shall be the continuing Person, or
         (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety (i) shall be a corporation, and validly existing under the laws of the United States of America or any jurisdiction thereof and (ii) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the Company's obligation for the due and punctual payment of the principal of (and premium and Liquidated Damages, if any) and interest on all Debentures and the performance and observance of every covenant of the Indenture on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with section 12.11 hereof;

                   (2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

                   (3) the Company or such Person shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article and that all conditions precedent provided for herein relating to such transaction have been complied with.

                  Section 6.2   Successor Corporation Substituted.

                  Upon any consolidation of the Company with or merger of the Company with or into any other corporation or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any Person in accordance with Section 6.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and in the event of any such conveyance or transfer, the Company

(which term shall for this purpose mean the Person named as the "Company" in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in Section 6.1), except in the case of a lease to another Person, shall be discharged of all obligations and covenants under this Indenture and the Debentures and may be dissolved and liquidated.

                                   ARTICLE 7

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

                  Section 7.1   Without Consent of Holders of Debentures.

                  Without the consent of any Holders of Debentures, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may amend this Indenture and the Debentures to:

                  (a) add to the covenants of the Company for the benefit of the Holders of Debentures;

                  (b) surrender any right or power herein conferred upon the Company;

                  (c) make provision with respect to the conversion rights of Holders of Debentures pursuant to Section 12.11 hereof;

                  (d) provide for the assumption of the Company's obligations to the Holders of Debentures in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article 6 hereof;

                  (e) reduce the Conversion Price; provided, that such reduction in the Conversion Price shall not adversely affect the interest of the Holders of Debentures in any material respect;

                  (f) comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

                  (g) make any changes or modifications to this Indenture necessary in connection with the registration of any Debentures under the Securities Act as contemplated in the Registration Rights Agreement, provided, that such action pursuant to this clause (g) does not, in the good faith opinion of the Board of Directors and the Trustee, adversely affect the interests of the Holders of Debentures in any material respect;

                  (h) cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under this Indenture which the Company and the Trustee may deem necessary or desirable and which shall not be inconsistent with the provisions of this Indenture, provided, that such action pursuant to this clause (h) does not, in the good faith opinion of the Board of Directors and the Trustee, adversely affect the interests of the Holders of Debentures in any material respect; or

                  (i) add or modify any other provisions with respect to matters or questions arising under this Indenture which the Company and the Trustee may deem necessary or desirable and which shall not be inconsistent with the provisions of this Indenture, provided, that such action pursuant to this clause (i) does not adversely affect the interests of the Holders of Debentures in any material respect.

                  Section 7.2   With Consent of Holders of Debentures.

                  Except as provided below in this Section 7.2, this Indenture or the Debentures may be amended, modified or supplemented, and noncompliance in any particular instance with any provision of this Indenture or the Debentures may be waived, in each case (i) with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Debentures or
(ii) by the adoption of a resolution, at a meeting of Holders of the Outstanding Debentures at which a quorum is present, by the Holders of a majority in aggregate principal amount of the Outstanding Debentures represented at such meeting.

                  Without the written consent or the affirmative vote of each Holder of Debentures so affected, an amendment, modification or waiver under this Section 7.2 may not:

                   (a) change the Stated Maturity of the principal of, or any installment of interest (including Liquidated Damages, if any) on, any Debenture;

                   (b) reduce the principal amount of, or premium, if any, on any Debenture;

                   (c) reduce the interest (including Liquidated Damages, if any) on any Debenture;

                   (d) change the currency of payment of principal of, premium, if any, or interest (including Liquidated Damages, if any) on any Debenture;

                   (e) impair the right of any Holder to institute suit for the enforcement of any payment in or with respect to any Debenture;

                   (f) modify the obligation of the Company to maintain an office or agency in The City of New York pursuant to Section 9.2 hereof;

                   (g) except as permitted by Section 12.11 hereof, adversely affect the Repurchase Right or the right to convert any Debenture as provided in Article 12 hereof;

                   (h) modify the subordination provisions of the Debentures in a manner adverse to the Holders of Debentures,

                   (i) modify the redemption payment provisions of the Indenture in a manner adverse to the Holders of the Debentures;

                   (j) modify any of the provisions of this Section, or reduce the percentage of voting interests required to waive a default, except to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debenture affected thereby; or

                   (k) reduce the requirements of Section 8.4 hereof for quorum or voting, or reduce the percentage in aggregate principal amount of the Outstanding Debentures the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver provided for in this Indenture.

                  It shall not be necessary for any Act of Holders of Debentures under this Section to approve the particular form of any proposal supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

                  Section 7.3   Compliance with Trust Indenture Act.

                  Every amendment to this Indenture or the Debentures shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

                  Section 7.4 Revocation of Consents and Effect of Consents or Votes.

                  Until an amendment, supplement or waiver becomes effective, a written consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Debenture or portion of a Debenture that evidences the same debt as the consenting Holder's Debenture, even if notation of the consent is not made on any Debenture; provided, however, that unless a record date shall have been established, any such Holder or subsequent Holder may revoke the consent as to its Debenture or portion of a Debenture if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.

                  An amendment, supplement or waiver becomes effective on receipt by the Trustee of written consents from or affirmative votes by, as the case may be, the Holders of the requisite percentage of aggregate principal amount of the Outstanding Debentures, and thereafter shall bind every Holder of Debentures; provided, however, if the amendment, supplement or waiver makes a change described in any of the clauses (a) through (j) of Section 7.2 hereof, the amendment, supplement or waiver shall bind only each Holder of a Debenture which has consented to it or voted for it, as the case may be, and every subsequent Holder of a Debenture or portion of a Debenture that evidences the same indebtedness as the Debenture of the consenting or affirmatively voting, as the case may be, Holder.

                 Section 7.5    Notation on or Exchange of Debentures.

                  If an amendment, supplement or waiver changes the terms of a
Debenture:

                  (a) the Trustee may require the Holder of a Debenture to deliver such Debentures to the Trustee, the Trustee may place an appropriate notation on the Debenture about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Debenture thereafter authenticated; or

                  (b) if the Company or the Trustee so determines, the Company in exchange for the Debenture shall issue and the Trustee shall authenticate a new Debenture that reflects the changed terms.

                  Failure to make the appropriate notation or issue a new Debenture shall not affect the validity and effect of such amendment, supplement or waiver.

                  Section 7.6   Trustee to Sign Amendment, Etc.

                  The Trustee shall sign any amendment authorized pursuant to this Article 7 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If the amendment does adversely affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may but need not sign it. In signing or refusing to sign such amendment, the Trustee shall be entitled to receive and shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment is authorized or permitted by this Indenture.

                                   ARTICLE 8

                       MEETING OF HOLDERS OF DEBENTURES

                  Section 8.1   Purposes for Which Meetings May Be Called.

                  A meeting of Holders of Debentures may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Debentures.

                  Section 8.2   Call Notice and Place of Meetings.

                  (a) The Trustee may at any time call a meeting of Holders of Debentures for any purpose specified in Section 8.1 hereof, to be held at such time and at such place in The City of New York as the Trustee may determine. Notice of every meeting of Holders of Debentures, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 14.2 hereof, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

                  (b) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Debentures shall have requested the Trustee to call a meeting of the Holders of Debentures for any purpose specified in Section 8.1 hereof, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Debentures in the amount specified, as the case may be, may determine the time and the place in The City of New York for such meeting and may call such meeting for such purposes by giving notice thereof as provided in paragraph (a) of this Section.


                   Section 8.3  Persons Entitled to Vote at Meetings.

                   To be entitled to vote at any meeting of Holders of Debentures, a Person shall be (a) a Holder of one or more Outstanding Debentures, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Debentures by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

                  Section 8.4   Quorum; Action.

                  The Persons entitled to vote a majority in principal amount of the Outstanding Debentures shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Debentures, be dissolved. In any other case, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 8.2(a) hereof, except that such notice need be given only once and not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the principal amount of the Outstanding Debentures which shall constitute a quorum.

                  Subject to the foregoing, at the reconvening of any meeting adjourned for a lack of a quorum, the Persons entitled to vote 25% in principal amount of the Outstanding Debentures at the time shall constitute a quorum for the taking of any action set forth in the notice of the original meeting.

                  At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by the proviso to Section 7.2 hereof) shall be effectively passed and decided if passed or decided by the Persons entitled to vote not less than a majority in principal amount of Outstanding Debentures represented and voting at such meeting.

                  Any resolution passed or decisions taken at any meeting of Holders of Debentures duly held in accordance with this Section shall be binding on all the Holders of Debentures, whether or not present or represented at the meeting.

                  Section 8.5 Determination of Voting Rights; Conduct and Adjournment of Meetings.

                  (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Debentures in regard to proof of the holding of Debentures and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Debentures shall be proved in the manner specified in Section 1.3 hereof and the appointment of any proxy shall be proved in the manner specified in Section 1.3 hereof. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.3 hereof or other proof.

                  (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman (which may be the Trustee) of the meeting, unless the meeting shall have been called by the Company or by Holders of Debentures as provided in
Section 8.2(b) hereof, in which case the Company or the Holders of Debentures calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Debentures represented at the meeting.

                  (c) At any meeting each Holder of a Debenture or proxy shall be entitled to one vote for each $1,000 principal amount of Debentures held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Debenture challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Debenture or proxy.

                  (d) Any meeting of Holders of Debentures duly called pursuant to Section 8.2 hereof at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Debentures represented at the meeting, and the meeting may be held as so adjourned without further notice.

                  Section 8.6  Counting Votes and Recording Action of Meetings.

                  The vote upon any resolution submitted to any meeting of Holders of Debentures shall be by written ballots on which shall be subscribed the signatures of the Holders of Debentures or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Debentures held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Debentures shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 8.2 hereof and, if applicable, Section 8.4 hereof. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                                   ARTICLE 9

                                   COVENANTS

                  Section 9.1  Payment of Principal, Premium and Interest.

                  The Company will duly and punctually pay the principal of and premium, if any, and interest (including Liquidated Damages, if any) in respect of the Debentures in accordance with the terms of the Debentures and this Indenture. The Company will deposit or cause to be deposited with the Trustee as directed by the Trustee, no later than the day prior to the Stated Maturity of any Debenture or installment of interest (including Liquidated Damages, if any), all payments so due.

                   Section 9.2 Maintenance of Offices or Agencies.

                  The Company hereby appoints the Trustee's Corporate Trust Office as its office in The City of New York, where Debentures may be:

                  (i)    presented or surrendered for payment;

                  (ii)   surrendered for registration of transfer or exchange;

                  (iii)  surrendered for conversion;

and where notices and demands to or upon the Company in respect of the Debentures and this Indenture maybe served.

                  The Company may at any time and from time to time vary or terminate the appointment of any such office or appoint any additional offices for any or all of such purposes; provided, however, that until all of the Debentures have been delivered to the Trustee for cancellation, or moneys sufficient to pay the principal of and premium, if any, and interest (including Liquidated Damages, if any) on the Debentures have been made available for payment and either paid or returned to the Company pursuant to the provisions of
Section 4.13 hereof, the Company will maintain in The City of New York, an office or agency where Debentures may be presented or surrendered for payment, where Debentures may be surrendered for registration of transfer or exchange, where Debentures may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company will give prompt written notice to the Trustee, and notice to the Holders in accordance with Section 14.2 hereof, of the appointment or termination of any such agents and of the location and any change in the location of any such office or agency.

                  If at any time the Company shall fail to maintain any such required office or agency in The City of New York, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made at, and notices and demands may be served on, the Corporate Trust Office of the Trustee.

                  Section 9.3  Corporate Existence.

                  Subject to Article 6 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises of the Company and each Subsidiary; provided, however, that the Company shall not be
                             --------  -------
required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

                  Section 9.4  Maintenance of Properties.

                  The Company will cause all properties owned by the Company or any Subsidiary or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall
                        --------  -------
prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

                  Section 9.5   Payment of Taxes and Other Claims.

                  The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided,
                                                                      --------
however, that the Company shall not be required to pay or discharge or cause to
-------
be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

                  Section 9.6   Reports.

                  (a) The Company shall deliver to the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided, however, the Company shall not be required to deliver to the Trustee any materials for which the Company has sought and received confidential treatment by the SEC. The Company also shall comply with the other provisions of Section 314(a) of the TIA.

                  (b) If at any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder of a Debenture, the
Company will promptly furnish or cause to be furnished to such Holder or to a prospective purchaser of such Debenture designated by such Holder, as the case may be, the information, if any, required to be delivered by it pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with the resale of such Debenture; provided, however, that the Company shall not be required to furnish such information in connection with any request made on or after the date which is two years from the later of the date such Debenture was last acquired from the Company or an "affiliate" of the Company.

                  Section 9.7 Compliance Certificate; Notice of Registration Default.

                  (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officer's Certificate signed by two Officers of the Company stating that in the course of the performance by the signers of their duties as Officers of the Company, they would normally have knowledge of any failure by the Company to comply with all conditions, or Default by the Company with respect to any covenants, under this Indenture, and further stating whether or not they have knowledge of any such failure or default and, if so, specifying each such failure or Default and the nature thereof. In the event an Officer of the Company comes to have actual knowledge of a Default, regardless of the date, the Company shall deliver an Officers' Certificate to the Trustee within five Business Days of obtaining such actual knowledge specifying such Default and the nature and status thereof.

                  (b) When any Registration Default (as defined in the Registration Rights Agreement) occurs, the Company shall promptly deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission an Officer's Certificate specifying the nature of such Registration Default. In addition, the Company shall deliver to the Trustee on each Interest Payment Date during the continuance of a Registration Default and on the Interest Payment Date following the cure of a Registration Default, an Officer's Certificate specifying the amount of Liquidated Damages which have accrued and which are then owing under the Registration Rights Agreement.

                  Section 9.8  Resale of Certain Debentures.

                  During the period of two years after the last date of original issuance of any Debentures, the Company shall not, and shall not permit any of its "affiliates" (as defined under Rule 144 under the Securities Act) to, resell any Debentures, or shares of Common Stock issuable upon conversion of the Debentures, which constitute "restricted securities" under Rule 144, that are acquired by any of them within the United States or to "U.S. persons" (as defined in Regulation S) except pursuant to an effective registration statement under the Securities Act or an applicable exemption therefrom. The Trustee shall have no responsibility or liability in respect of the Company's performance of its agreement in the preceding sentence.

                  Section 9.9  Insurance.

                  The Company will at all times keep all of its and its Subsidiaries properties which are of an insurable nature insured with insurers, believed by the Company to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties.

                                  ARTICLE 10

                           REDEMPTION OF DEBENTURES

                  Section 10.1 Optional Redemption.

                  (a) (i) At any time prior to February 15, 2003, the Company may, at its option, redeem the Debentures in whole at any time or in part from time to time, upon notice as set forth in Section 10.4, at the Provisional Redemption Price, if:

                  (A) the Shelf Registration Statement covering resales of Debentures and the Common Stock issuable upon conversion of the Debentures is effective and available for use and is expected to remain effective and available for use for the 30 days following the Redemption Date; and

                  (B) the Current Market Value of the Common Stock equals or exceeds the following triggering percentages of the Conversion Price then in effect for at least 20 Trading Days in any consecutive 30-day trading period ending on the Trading Day prior to the date the notice of the redemption pursuant to this Section 10.1(a) is mailed pursuant to Section 10.4. The "Current Market Value" means the average of the high and low sale prices of our common stock, as reported on the Nasdaq National Market or any national securities exchange on which the Common Stock is then listed, on such Trading Day.

                                                                                      Trigger
                           During the Twelve Months Commencing                       Percentage
                           -----------------------------------                       ----------
                           February 15, 2000....................................         170%
                           February 15, 2001....................................         160%
                           February 15, 2002....................................         150%

                  (ii) On the Redemption Date, the Company shall pay the Make-Whole Amount on all Debentures called for redemption pursuant to this
Section 10.1(a), including those Debentures which are converted into Common Stock after the date the notice of the provisional redemption is mailed and prior to the Redemption Date.

                  (b) On or after February 15, 2003, the Company may, at its option, redeem the Debentures in whole at any time or in part from time to time, on any date prior to maturity, upon notice as set forth in Section 10.4, at the redemption price (expressed as percentages of the principal amount) set forth below if redeemed during the 12-month period beginning on the dates indicated (the "Optional Redemption Price"):

                                                                          Redemption Price
                                                                          ----------------
                    February 15, 2003..................................         102.88%
                    February 15, 2004..................................         101.92%
                    February 15, 2005..................................         100.96%
                    February 15, 2006..................................         100.00%

(c) The Company shall pay any interest on the Debentures called for redemption pursuant to this Section 10.1 (including those Debentures which are converted into Common Stock after the date the notice of the redemption is mailed and prior to the Redemption Date) accrued but not paid to the Redemption Date. Such interest shall be paid to the Holder entitled to the Provisional Redemption Price or

Optional Redemption Price, as applicable; provided that if the Redemption Date is an Interest Payment Date, the Company shall pay the interest to the Holder of the Debenture at the close of business on the corresponding Regular Record Date.

                  Section 10.2   Notice to Trustee.

                  If the Company elects to redeem Debentures pursuant to the redemption provisions of Section 10.1(a) or (b) hereof (such election to be evidenced by a resolution of the Company's board of directors), it shall notify the Trustee at least 60 days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee) of such intended Redemption Date, the principal amount of Debentures to be redeemed and the CUSIP numbers of the Debentures to be redeemed.

                  Section 10.3   Selection of Debentures to Be Redeemed.

                  If fewer than all the Debentures are to be redeemed, the Trustee shall select the particular Debentures to be redeemed from the Outstanding Debentures by a method that complies with the requirements of any exchange on which the Debentures are listed, or, if the Debentures are not listed on an exchange, on a pro rata basis or by lot or in accordance with any other method the Trustee considers fair and appropriate. Debentures and portions thereof that the Trustee selects shall be in amounts equal to the minimum authorized denominations for Debentures to be redeemed or any integral multiple thereof.

                  If any Debenture selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Debentures so selected, the converted portion of such Debenture shall be deemed to be the portion selected for redemption (provided, however, that the Holder of such Debenture so converted and deemed redeemed shall not be entitled to any additional interest payment as a result of such deemed redemption than such Holder would have otherwise been entitled to receive upon conversion of such Debenture). Debentures which have been converted during a selection of Debentures to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection.

                  The Trustee shall promptly notify the Company and the Registrar in writing of the Debentures selected for redemption and, in the case of any Debentures selected for partial redemption, the principal amount thereof to be redeemed.

                  For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debentures shall relate, in the case of any Debentures redeemed or to be redeemed only in part, to the portion of the principal amount of such Debentures which has been or is to be redeemed.

                  Section 10.4  Notice of Redemption.

                  Notice of redemption shall be given in the manner provided in
Section 14.2 hereof to the Holders of Debentures to be redeemed. Such notice shall be given not less than 20 nor more than 60 days prior to the Redemption Date.

                  All notices of redemption shall state:

                  (1)   the Redemption Date;

                  (2) the Redemption Price and interest accrued and unpaid to the Redemption Date, if any;

                  (3) if fewer than all the Outstanding Debentures are to be redeemed, the aggregate principal amount of Debentures to be redeemed and the aggregate principal amount of Debentures which will be outstanding after such partial redemption;

                  (4) that on the Redemption Date the Redemption Price and, as provided in Section 10.1(c), interest accrued and unpaid to the Redemption Date, and Liquidated Damages, if any, will become due and payable upon each such Debenture to be redeemed, and that interest thereon shall cease to accrue on and after such date;

                  (5) the Conversion Price, the date on which the right to convert the principal of the Debentures to be redeemed will terminate and the places where such Debentures may be surrendered for conversion;

                  (6) the place or places where such Debentures are to be surrendered for payment of the Redemption Price and accrued and unpaid interest, if any; and

                  (7)   the CUSIP number of the Debentures.

                  The notice given shall specify the last date on which exchanges or transfers of Debentures may be made pursuant to Section 2.7 hereof, and shall specify the serial numbers of Debentures and the portions thereof called for redemption.

                  Notice of redemption of Debentures to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name of and at the expense of the Company.

                  Section 10.5   Effect of Notice of Redemption.

                  Notice of redemption having been given as provided in Section
10.4 hereof, the Debentures so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (and, as provided in Section 10.1(c), accrued interest and Liquidated Damages, if any, to the Redemption Date) and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued and unpaid interest) such Debentures shall cease to bear interest; provided that the Company may specify in such notice conditions to the redemption of the Debentures that must be met on or prior to the Redemption Date, including the receipt of proceeds from concurrent equity or other financings, in which case the Redemption Date shall not occur, and the Debentures to be redeemed shall not be due and payable at the Redemption Price, until such conditions are satisfied. Upon surrender of any such Debenture for redemption in accordance with such notice (including the satisfaction of all applicable conditions), such Debenture shall be paid by the Company at the Redemption Price (and, as provided in Section 10.1(c), Liquidated Damages and accrued interest, if any, to the Redemption Date); provided, however, that the installments of interest on Debentures whose Stated Maturity is prior to or on the Redemption Date shall be payable to the Holders of such Debentures, or one or more Predecessor Debentures, registered as such on the relevant Record Date according to their terms and the provisions of Section 2.7 hereof.

                  If any Debenture called for redemption shall not be so paid when due upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the Interest Rate.

                  Section 10.6  Deposit of Redemption Price.

                  Prior to or on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) an amount of money sufficient to pay
(x) the Redemption Price of, and accrued and unpaid interest and Liquidated Damages, if any, on, all the Debentures to be redeemed on that Redemption Date other than any Debentures called for redemption on that date which have been converted prior to the date of such deposit and (y) the Make-Whole Amount, if any, payable on Debentures called for redemption on that date which have been converted prior to the date of such deposit.

                  If any Debenture called for redemption is converted, any money deposited with the Trustee or with a Paying Agent or so segregated and held in trust for the redemption of such Debenture shall (subject to any right of the Holder of such Debenture or any Predecessor Debenture to receive interest as provided in the fourth paragraph of Section 2.1 hereof and to receive the Make-Whole Amount as set forth in Section 10.1(a)(ii)) be paid to the Company on Company Request or, if then held by the Company, shall be discharged from such trust.

                  Section 10.7  Debentures Redeemed in Part.

                  Any Debenture which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 9.2 hereof (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or the Holder's attorney duly authorized in writing), and the

Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Debenture without service charge, a new Debenture or Debentures of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debenture so surrendered.

                                  ARTICLE 11

                     REPURCHASE AT THE OPTION OF A HOLDER
                           UPON A CHANGE OF CONTROL

                  Section 11.1  Repurchase Right.

                  In the event that a Change in Control shall occur, each Holder shall have the right (the "Repurchase Right"), at the Holder's option, but subject to the provisions of Section 11.2 hereof, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder's Debentures not theretofore called for redemption, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof (provided that no single Debenture may be repurchased in part unless the portion of the principal amount of such Debenture to be Outstanding after such repurchase is equal to $1,000 or an integral multiple thereof), on the date (the "Repurchase Date") that is a Business Day no earlier than 30 days nor later than 60 days after the date of the Company Notice at a purchase price equal to 100% of the principal amount of the Debentures to be repurchased (the "Repurchase Price"), plus interest accrued and unpaid to, but excluding, the Repurchase Date; provided, however, that (i) installments of interest on Debentures whose Stated Maturity is prior to or on the Repurchase Date shall be payable to the Holders of such Debentures, or one or more Predecessor Debentures, registered as such on the relevant Record Date according to their terms and the provisions of Section 2.1 hereof and (ii) no Holder shall have a Repurchase Right upon a Change of Control unless prior to any payment of the Repurchase Price on the Repurchase Date the Company has made any applicable change of control offers required by the Company's Senior Debt and has purchased all Senior Debt validly tendered for payment in connection with such change of control offers.

                  Subject to the fulfillment by the Company of the conditions set forth in Section 11.2 hereof, the Company may elect to pay the Repurchase Price by delivering the number of shares of Common Stock equal to (i) the Repurchase Price divided by (ii) 95% of the average of the Closing Prices per share of Common Stock for the five consecutive Trading Days immediately preceding and including the third Trading Day prior to the Repurchase Date.

                  Section 11.2 Conditions to the Company's Election to Pay the Repurchase Price in Common Stock.

                  (a) The shares of Common Stock to be issued upon repurchase of Debentures hereunder:

                      (i) shall not require registration under any federal securities law before such shares may be freely transferable without being subject to any transfer restrictions under the Securities Act upon repurchase or, if such registration is required, such registration shall be completed and shall become effective prior to the Repurchase Date; and

                      (ii) shall not require registration with, or approval of, any governmental authority under any state law or any other federal law before shares may be validly issued or delivered upon repurchase or if such registration is required or such approval must be obtained, such registration shall be completed or such approval shall be obtained prior to the Repurchase Date.

                  (b) The shares of Common Stock to be listed upon repurchase of Debentures hereunder are, or shall have been, approved for listing on the Nasdaq National Market or the New York Stock Exchange or listed on another national securities exchange, in any case, prior to the Repurchase Date.

                  (c) All shares of Common Stock which may be issued upon repurchase of Debentures will be issued out of the Company's authorized but unissued Common Stock and will, upon issue, be duly and validly issued and fully paid and nonassessable and free of any preemptive or similar rights.

                  (d) If any of the conditions set forth in clauses (a) through
(c) of this Section 11.2 are not satisfied in accordance with the terms thereof, the Repurchase Price shall be paid by the Company only in cash.

                  Section 11.3 Notices; Method of Exercising Repurchase Right, Etc.

                  (a) Unless the Company shall have theretofore called for redemption all of the Outstanding Debentures, prior to or on the 30th day after the occurrence of a Change in Control, the Company, or, at the written request and expense of the Company prior to or on the 30th day after such occurrence, the Trustee, shall give to all Holders of Debentures notice, in the manner provided in Section 14.2 hereof, of the occurrence of the Change of Control and of the Repurchase Right set forth herein arising as a result thereof (the "Company Notice"). The Company shall also deliver a copy of such notice of a Repurchase Right to the Trustee. Each notice of a Repurchase Right shall state:

                  (1) the Repurchase Date;

                  (2) the date by which the Repurchase Right must be exercised;

                  (3) the Repurchase Price and accrued and unpaid interest, if any, and whether the Repurchase Price shall be paid by the Company in cash or by delivery of shares of Common Stock;

                  (4) a description of the procedure which a Holder must follow to exercise a Repurchase Right, and the place or places where such Debentures are to be surrendered for payment of the Repurchase Price, accrued and unpaid interest and Liquidated Damages, if any;

                  (5) that on the Repurchase Date the Repurchase Price, accrued and unpaid interest and Liquidated Damages, if any, will become due and payable upon each such Debenture designated by the Holder to be repurchased, and that interest thereon shall cease to accrue on and after said date;

                  (6) the Conversion Rate then in effect, the date on which the right to convert the principal amount of the Debentures to be repurchased will terminate and the place where such Debentures may be surrendered for conversion,

                  (7) if applicable, that no Holder shall have a Repurchase Right upon a Change of Control unless prior to any payment of the Repurchase Price on the Repurchase Date the Company has made any applicable change of control offers required by the Company's Senior Debt and has purchased all Senior Debt validly tendered for payment in connection with such change of control offers, and

                  (8) the place or places where such Debentures, together with the Option to Elect Repayment Upon a Change of Control certificate included in Exhibit A annexed hereto are to be delivered for payment of the Repurchase Price and accrued and unpaid interest, if any.

                  No failure of the Company to give the foregoing notices or defect therein shall limit any Holder's right to exercise a Repurchase Right or affect the validity of the proceedings for the repurchase of Debentures.

                  If any of the foregoing provisions or other provisions of this
Article 11 are inconsistent with applicable law, such law shall govern.

                  (b) To exercise a Repurchase Right, a Holder shall deliver to the Trustee prior to the close of business on the third Business Day immediately preceding the Repurchase Date:

                  (1) written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Debentures to be repurchased (and, if any Debenture is to be repurchased in part, the serial number thereof, the portion of the principal amount thereof to be repurchased) and a statement that an election to exercise the Repurchase Right is being made thereby, and, in the event that the Repurchase Price shall be paid in shares of Common Stock, the name or names (with addresses) in which the certificate or certificates for shares of Common Stock shall be issued, and

          (2) the Debentures with respect to which the Repurchase Right is being exercised.

Such written notice shall be irrevocable if not withdrawn prior to the close of business on the third Business Day prior to the Repurchase Date by delivery to the Trustee of a notice of withdrawal, except that the right of the Holder to convert the Debentures with respect to which the Repurchase Right is being exercised shall continue until the close of business on the Business Day immediately preceding the Repurchase Date. The Company shall not pay accrued and unpaid interest on any such Debentures so converted.

          (c) In the event a Repurchase Right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to the Trustee the Repurchase Price in cash or shares of Common Stock, as provided above, for payment to the Holder on the Repurchase Date or, if shares of Common Stock are to be paid, as promptly after the Repurchase Date as practicable, together with Liquidated Damages, if any, and accrued and unpaid interest to the Repurchase Date payable in cash with respect to the Debentures as to which the Repurchase Right has been exercised; provided, however, that installments of interest that mature prior to or on the Repurchase Date shall be payable in cash to the Holders of such Debentures, or one or more Predecessor Debentures, registered as such at the close of business on the relevant Regular Record Date.

          (d) If any Debenture (or portion thereof) surrendered for repurchase shall not be so paid on the Repurchase Date, the principal amount of such Debenture (or portion thereof, as the case may be) shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the Interest Rate, and each Debenture shall remain convertible into Common Stock until the principal of such Debenture (or portion thereof, as the case may be) shall have been paid or duly provided for.

          (e) Any Debenture which is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Debenture without service charge, a new Debenture or Debentures, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Debenture so surrendered.

          (f) Any issuance of shares of Common Stock in respect of the Repurchase Price shall be deemed to have been effected immediately prior to the close of business on the Repurchase Date and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such repurchase shall be deemed to have become on the Repurchase Date the holder or holders of record of the shares represented thereby; provided, however, that any surrender for repurchase on a date when the stock
--------  -------
transfer books of the Company shall be closed shall constitute the Person or Persons in whose name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open. No payment or adjustment shall be made for dividends or distributions on any Common Stock issued upon repurchase of any Debenture declared prior to the Repurchase Date.

          (g) No fractions of shares of Common Stock shall be issued upon repurchase of any Debenture or Debentures. If more than one Debenture shall be repurchased from the same Holder and the Repurchase Price shall be payable in shares of Common Stock, the number of full shares which shall be issued upon such repurchase shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof) to be so repurchased. Instead of any fractional share of Common Stock which would otherwise be issued on the repurchase of any Debenture or Debentures (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Quoted Price of the Common Stock as of the Trading Day preceding the Repurchase Date.

          (h) Any issuance and delivery of certificates for shares of Common Stock on repurchase of Debentures shall be made without charge to the Holder of Debentures being repurchased for such certificates or for any tax or duty in respect of the issuance or delivery of such certificates or the Debentures represented thereby; provided, however, that the Company shall not be required to pay any tax or duty which may be payable in respect of (i) income of the Holder or (ii) any transfer involved in the issuance or delivery of certificates for shares of Common Stock in a name other than that of the Holder of the Debentures being repurchased, and no such issuance or delivery shall be made unless the Persons requesting such issuance or delivery has paid to the Company the amount of any such tax or duty or has established, to the satisfaction of the Company, that such tax or duty has been paid.

          (i) All Debentures delivered for repurchase shall be delivered to the Trustee to be canceled at the direction of the Trustee, which shall dispose of the same as provided in Section 2.15 hereof.

                                  ARTICLE 12

                           CONVERSION OF DEBENTURES

          Section 12.1   Conversion Right and Conversion Price.

          Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any Outstanding Debenture or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000 may be converted into duly authorized, fully paid and nonassessable shares of Common Stock, at the

Conversion Price, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall expire at the close of business on February 15, 2007.

          In case a Debenture or portion thereof is called for redemption, such conversion right in respect of the Debenture or the portion so called, shall expire at the close of business on the second Business Day preceding the Redemption Date, unless the Company defaults in making the payment due upon redemption. In the case of a Change of Control for which the Holder exercises its Repurchase Right with respect to a Debenture or portion thereof, such conversion right in respect of the Debenture or portion thereof shall expire at the close of business on the Business Day immediately preceding the Repurchase Date.

          The price at which shares of Common Stock shall be delivered upon conversion (the "Conversion Price") shall be initially equal to $49.7913 per share of Common Stock. The Conversion Price shall be adjusted in certain instances as provided in Section 12.4 hereof.

          Section 12.2  Exercise of Conversion Right.

          To exercise the conversion right, the Holder of any Debenture to be converted shall surrender such Debenture duly endorsed or assigned to the Company or in blank, at the office of any Conversion Agent, accompanied by a duly signed conversion notice substantially in the form attached to the Debenture to the Company stating that the Holder elects to convert such Debenture or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted.

          To the extent provided in Section 2.1, Debentures surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date (except in the case of any Debenture whose Maturity is prior to such Interest Payment Date) shall be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest and Liquidated Damages, if any, to be received on such Interest Payment Date on the principal amount of Debentures being surrendered for conversion. To the extent provided in Section 2.1, Debentures which have been called for redemption by the Company in a notice of redemption pursuant to Section 10.4, and are converted prior to redemption, shall not require such concurrent payment to the Company upon surrender for conversion, and if converted during time period set forth in the preceding sentence, the Holders of such converted Debentures shall be entitled to receive (and retain) any accrued interest on the principal of such surrendered Debentures,and Liquidated Damages, if any.

          Debentures shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Debentures for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Debentures as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall cause to be issued and delivered to such Conversion Agent a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share as provided in Section 12.3 hereof.

          In the case of any Debenture which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Debenture or Debentures of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Debentures.

          If shares of Common Stock to be issued upon conversion of a Restricted Security, or Debentures to be issued upon conversion of a Restricted Security in part only, are to be registered in a name other than that of the Holder of such Restricted Security, such Holder must deliver to the Conversion Agent a certificate in substantially the form set forth in the form of Debenture set forth in Exhibit A annexed hereto, dated the date of surrender of such Restricted Security and signed by such Holder, as to compliance with the restrictions on transfer applicable to such Restricted Security. Neither the Trustee nor any Conversion Agent, Registrar or Transfer Agent shall be required to register in a name other than that of the Holder shares of Common Stock or Debentures issued upon conversion of any such Restricted Security not so accompanied by a properly completed certificate.

          The Company hereby initially appoints the Trustee as the Conversion Agent.

          Section 12.3  Fractions of Shares.

          No fractional shares of Common Stock shall be issued upon conversion of any Debenture or Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issued upon conversion of any Debenture or Debentures (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Closing Price of the Common Stock as of the Trading Day preceding the date of conversion.

          Section 12.4  Adjustment of Conversion Price.

          The Conversion Price shall be subject to adjustments, calculated by the Company, from time to time as follows:

               (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction:

                     (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined in Section 12.4(g)) fixed for such determination, and

                     (ii) the denominator of which shall be the sum of such
                  number of shares and the total number of shares constituting such dividend or other distribution.

         Such reduction shall become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 12.4(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                  (b) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                  (c) In case the Company shall issue rights or warrants
         (other than any rights or warrants referred to in Section 12.4(d)) to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price (as defined in Section 12.4(g)) on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction:

                     (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Price, and

                         (ii) the denominator of which shall be the number of
                  shares of Common Stock outstanding on the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible).

         Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock (or securities convertible into Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board of Directors.

                  (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 12.4(a) applies) or evidences of its indebtedness, cash or other assets, including securities, but excluding (1) any rights or warrants referred to in Section 12.4(c), (2) any stock, securities or other property or assets (including cash) distributed as dividends or distributions in connection with a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 12.11 hereof applies and (3) any dividends or distributions paid exclusively in cash (the securities described in foregoing are hereinafter in this Section 12.4(d) called the "securities"), then, in each such case, subject to the second succeeding paragraph of this Section 12.4(d), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date (as defined in Section 12.4(g)) with respect to such distribution by a fraction:

                    (i) the numerator of which shall be the Current Market Price (determined as provided in Section 12.4(g)) on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) on such date of the portion of the securities so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of the Common Stock outstanding on the Record Date), and

                    (ii) the denominator of which shall be such Current Market Price.

         Such reduction shall become effective immediately prior to the opening of business on the day following the Record Date. However, in the event that the then fair market value (as so determined) of the portion of the securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Debenture (or any portion thereof) the amount of securities such Holder would have received had such Holder converted such Debenture (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

               If the Board of Directors determines the fair market value of any distribution for purposes of this Section 12.4(d) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the "Reference Period") used in computing the Current Market Price pursuant to Section 12.4(g) to the extent possible, unless the Board of Directors in a Board Resolution determines in good faith that determining the fair market value during the Reference Period would not be in the best interest of the Holder.

               Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a "Trigger Event"):

                    (i) are deemed to be transferred with such shares of Common
                  Stock;

                    (ii)     are not exercisable; and

                    (iii) are also issued in respect of future issuances of
                  Common Stock,
         shall be deemed not to have been distributed for purposes of this
         Section 12.4(d) (and no adjustment to the Conversion Price under this Section 12.4(d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section 12.4(d):

                           (1) in the case of any such rights or warrants which
                  shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrant (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and

                           (2) in the case of such rights or warrants all of
                  which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

                  For purposes of this Section 12.4(d) and Sections 12.4(a), 12.4(b) and 12.4(c), any dividend or distribution to which this Section 12.4(d) is applicable that also includes shares of Common Stock, a subdivision or combination of Common Stock to which Section 12.4(c) applies, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 12.4(c) applies (or any combination thereof), shall be deemed instead to be:

                           (1) a dividend or distribution of the evidences of
                  indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock, such subdivision or combination or such rights or warrants to which Sections 12.4(a), 12.4(b) and 12.4(c) apply, respectively (and any Conversion Price reduction required by this Section 12.4(d) with respect to such dividend or distribution shall then be made), immediately followed by

                           (2) a dividend or distribution of such shares of
                  Common Stock, such subdivision or combination or such rights or warrants (and any further Conversion Price reduction required by Sections 12.4(a), 12.4(b) and 12.4(c) with respect to such dividend or distribution shall then be made), except:

                                    (A) the Record Date of such dividend or
                           distribution shall be substituted as (x) "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "Record Date fixed for such determinations" and "Record Date" within the meaning of Section 12.4(a),
                           (y) "the day upon which such subdivision becomes effective" and "the day upon which such combination becomes effective" within the meaning of Section 12.4(b), and (z) as "the date fixed for the determination of stockholders entitled to receive such rights or warrants", "the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants" and such "Record Date" within the meaning of Section 12.4(c), and

                                    (B) any shares of Common Stock included in
                           such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of
                           Section 12.4(a) and any reduction or increase in the number of shares of Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

                  (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 12.11 hereof applies or as part of a distribution referred to in Section 12.4(d) hereof), in an aggregate amount that, combined together with:

                           (1) the aggregate amount of any other such
                  distributions to all holders of Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 12.4(e) has been made, and

                           (2) the aggregate of any cash plus the fair market
                  value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) of consideration payable in respect of any tender offer by the Company or any of its subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of such distribution, and in respect of which no adjustment pursuant to Section 12.4(f) hereof has been made, exceeds 10% of the product of the Current Market Price (determined as provided in Section 12.4(g)) on the Record Date with respect to such distribution times the number of shares of Common Stock outstanding on such date, then and in each such case, immediately after the close of business on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction:

                           (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) the excess of such combined amount over such 10% and (y) the number of shares of Common Stock outstanding on the Record Date, and

                           (ii) the denominator of which shall be equal to the
                  Current Market Price on such date.

         However, in the event that the then fair market value (as so determined) of the portion of the securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Debenture (or any portion thereof) the amount of cash such Holder would have received had such Holder converted such Debenture (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                  (f) In case a tender offer made by the Company or any of its subsidiaries for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) that combined together with:

                           (1) the aggregate of the cash plus the fair market
                  value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Company or any of its subsidiaries for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 12.4(f) has been made, and

                           (2) the aggregate amount of any distributions to all holders of the Company's Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 12.4(e) has been made, exceeds 10% of the product of the Current Market Price (determined as provided in Section 12.4(g)) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction:

                           (i) the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, and

                           (ii) the denominator shall be the sum of (x) the fair
                  market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time.

         Such reduction (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made. If the application of this Section 12.4(f) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 12.4(f).

                  (g) For purposes of this Section 12.4, the following terms shall have the meanings indicated:

                           (1) "Current Market Price" shall mean the average of
                  the daily Closing Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to the date in question; provided, however, that if:

                               (i)   the "ex" date (as hereinafter defined)
                           for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12.4(a), (b), (c), (d), (e) or
                           (f) occurs during such ten consecutive Trading Days, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event;

                               (ii)  the "ex" date for any event (other than
                           the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12.4(a), (b),
                           (c), (d), (e) or (f) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event; and

                               (iii) the "ex" date for the issuance or
                           distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (i) or (ii) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 12.4(d) or (f), whose determination shall be conclusive and set forth in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date.

         For purposes of any computation under Section 12.4(f), the Current Market Price of the Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that
                                                       --------  -------
         if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12.4(a), (b), (c), (d), (e) or (f) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, when used:

                                 (A) with respect to any issuance or
                           distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution;

                                 (B) with respect to any subdivision or
                           combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and

                                 (C) with respect to any tender or exchange
                           offer, means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

         Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 12.4, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 12.4 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

                           (2) "fair market value" shall mean the amount which a
                  willing buyer would pay a willing seller in an arm's length transaction.

                           (3) "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                  (h) The Company may make such reductions in the Conversion Price, in addition to those required by Sections 12.4(a), (b), (c),
         (d), (e) or (f), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

                  To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and the reduction is irrevocable during the period and the Board of Directors determines in good faith that such reduction would be in the best interests of the Company, which determination shall be conclusive and set forth in a Board Resolution. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to the Trustee and each Holder at the address of such Holder as it appears in the Register a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

                  (i) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 12.4(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 12 shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock.

                  (j) In any case in which this Section 12.4 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event
         (i) issuing to the Holder of any Debenture converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to
         Section 12.3 hereof.

                  (k) For purposes of this Section 12.4, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

                  (l) If the distribution date for the rights provided in the Company's rights agreement, if any, occurs prior to the date a Debenture is converted, the Holder of the Debenture who converts such Debenture after the distribution date is not entitled to receive the rights that would otherwise be attached (but for the date of conversion) to the shares of Common Stock received upon such conversion; provided, however, that an adjustment shall be made to the Conversion Price pursuant to clause 12.4(b) as if the rights were being distributed to the common stockholders of the Company immediately prior to such conversion. If such an adjustment is made and the rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment shall be made to the Conversion Price, on an equitable basis, to take account of such event.

          Section 12.5  Notice of Adjustments of Conversion Price.

          Whenever the Conversion Price is adjusted as herein provided (other than in the case of an adjustment pursuant to the second paragraph of Section 12.4(h) for which the notice required by such paragraph has been provided), the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based. Promptly after delivery of such Officers' Certificate, the Company shall prepare a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective, and shall mail such notice to each Holder at the address of such Holder as it appears in the Register within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not effect the legality or validity of any such adjustment.

          Section 12.6  Notice Prior to Certain Actions.

          In case at any time after the date hereof:

          (1) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its capital surplus or its consolidated retained earnings;

          (2) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class (or of securities convertible into shares of capital stock of any class) or of any other rights;

          (3) there shall occur any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, a change in par value, a change from par value to no par value or a change from no par value to par value), or any merger, consolidation, statutory share exchange or combination to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale, transfer or conveyance of all or substantially all of the assets of the Company; or

          (4) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of the Company;

     the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of securities pursuant to Section 9.2 hereof, and shall cause to be provided to the Trustee and all Holders in accordance with Section
     14.2 hereof, at least 20 days (or 10 days in any case specified in clause
     (1) or (2) above) prior to the applicable record or effective date hereinafter specified, a notice stating:

               (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or

               (B) the date on which such reclassification, merger, consolidation, statutory share exchange, combination, sale, transfer, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, merger, consolidation, statutory share exchange, sale, transfer, dissolution, liquidation or winding up.

          Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings or actions described in clauses (1) through (4) of this Section 12.6.

          Section 12.7  Company to Reserve Common Stock.

          The Company shall at all times use its best efforts to reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Debentures, the full number of shares of fully paid and nonassessable Common Stock then issuable upon the conversion of all Outstanding Debentures.

          Section 12.8  Taxes on Conversions.

          Except as provided in the next sentence, the Company will pay any and all taxes (other than taxes on income) and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Debentures pursuant hereto. A Holder delivering a Debenture for conversion shall be liable for and will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Debenture or Debentures to be converted, and no such issue or delivery shall be made unless the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

          Section 12.9  Covenant as to Common Stock.

          The Company covenants that all shares of Common Stock which may be issued upon conversion of Debentures will upon issue be fully paid and nonassessable and, except as provided in Section 12.8, the Company will pay all taxes, liens and charges with respect to the issue thereof.

          Section 12.10  Cancellation of Converted Debentures.

          All Debentures delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 2.9.

          Section 12.11  Effect of Reclassification, Consolidation, Merger or
Sale.

          If any of following events occur, namely:

          (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock,

          (ii) any merger, consolidation, statutory share exchange or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock or

          (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that such Debenture shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Debentures been converted into Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purposes of this
Section 12.11 the kind and amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article
12. If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Debentures as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the Repurchase Rights set forth in Article 11 hereof.

          The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

          The above provisions of this Section shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

          If this Section 12.11 applies to any event or occurrence, Section 12.4 hereof shall not apply.

          Section 12.12  Responsibility of Trustee for Conversion Provisions.

          The Trustee, subject to the provisions of Section 5.1 hereof, and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Debentures to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or intent of any such adjustments when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee, subject to the provisions of Section 5.1 hereof, nor any Conversion Agent shall be accountable with respect to the validity or value (of the kind or amount) of any Common Stock, or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Debenture; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section
5.1 hereof, nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of stock or share certificates or other securities or property upon the surrender of any Debenture for the purpose of conversion; and the Trustee, subject to the provisions of Section 5.1 hereof, and any Conversion Agent shall not be responsible or liable for any failure of the Company to comply with any of the covenants of the Company contained in this Article.

                                  ARTICLE 13

                                 SUBORDINATION

          Section 13.1  Debentures Subordinated to Senior Debt.

          The Company covenants and agrees, and each Holder of Debentures, by such Holder's acceptance thereof, likewise covenants and agrees, that the Indebtedness represented by the Debentures and the payment of the principal of and premium, if any, and interest (including Liquidated Damages, if any) on each and all of the Debentures is hereby expressly subordinated and junior, to the extent and in the manner set forth and as set forth in this Section 13.1, in right of payment to the prior payment in full of all Senior Debt.

          (a) In the event of any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise, the holders of all Senior Debt shall first be entitled to receive payment of the full amount due thereon in respect of all such Senior Debt and all other amounts due or provision shall be made for such amount in cash, or other payments satisfactory to the holders of Senior Debt, before the Holders of any of the Debentures are entitled to receive any payment or distribution of any character, whether in cash, securities or other property, on account of the principal of or premium, if any, or interest (including Liquidated Damages, if any) on the Indebtedness evidenced by the Debentures, except that the Company may make payments on the Debentures in Permitted Junior Securities.

          (b) In the event of any acceleration of Maturity of the Debentures because of an Event of Default, unless the full amount due in respect of all Senior Debt is paid in cash or other form of payment satisfactory to the holders of Senior Debt, no payment shall be made by the Company with respect to the principal of, premium, if any, or interest (including Liquidated Damages, if any) on the Debentures or to acquire any of the Debentures (including any redemption, conversion or cash repurchase pursuant to the exercise of the Repurchase Right), except that the Company may make payments on the

Debentures in Permitted Junior Securities, and the Company shall give prompt written notice of such acceleration to such holders of Senior Debt.

          (c) In the event of and during the continuance of any default in payment of the principal of or premium, if any, or interest on, or other payment obligation in respect of, any Senior Debt, unless all such payments due in respect of such Senior Debt have been paid in full in cash or other payments satisfactory to the holders of Senior Debt, no payment shall be made by the Company with respect to the principal of, premium, if any, or interest (including Liquidated Damages, if any) on the Debentures or to acquire any of the Debentures (including any redemption, conversion or cash repurchase pursuant to the exercise of the Repurchase Right), except that the Company may make payments on the Debentures in Permitted Junior Securities. The Company shall give prompt written notice to the Trustee of any default under any Senior Debt or under any agreement pursuant to which Senior Debt may have been issued.

          (d) During the continuance of any event of default with respect to any Designated Senior Debt, as such event of default is defined under any such Designated Senior Debt or in any agreement pursuant to which any Designated Senior Debt has been issued (other than a default in payment of the principal of or premium, if any, or interest on, or other payment obligation in respect of any Designated Senior Debt), permitting the holder or holders of such Designated Senior Debt to accelerate the maturity thereof, no payment shall be made by the Company, directly or indirectly, with respect to principal of, premium, if any, or interest (including Liquidated Damages, if any) on the Debentures, other than payments in Permitted Junior Securities, for 179 days following notice in writing (a "Payment Blockage Notice") to the Company, from any holder or holders of such Designated Senior Debt or their representative or representatives or the trustee or trustees under any indenture or under which any instrument evidencing any such Designated Senior Debt may have been issued, that such an event of default has occurred and is continuing, unless such event of default has been cured or waived or such Designated Senior Debt has been paid in full; provided,
                                                                      --------
however, if the maturity of such Designated Senior Debt is accelerated, no
-------
payment may be made on the Debentures, other than payments in Permitted Junior Securities, until such Designated Senior Debt has been paid in full in cash or other payment satisfactory to the holders of such Designated Senior Debt or such acceleration has been cured or waived.

          For purposes of this Section 13.1(d), such Payment Blockage Notice shall be deemed to include notice of all other events of default under such indenture or instrument which are continuing at the time of the event of default specified in such Payment Blockage Notice. The provisions of this Section 13.1(d) shall apply only to one such Payment Blockage Notice given in any period of 365 days with respect to any issue of Designated Senior Debt, and no such continuing event of default that existed or was continuing on the date of delivery of any Payment Blockage Notice shall be, or shall be made, the basis for a subsequent Payment Blockage Notice.

          (e) In the event that, notwithstanding the foregoing provisions of Sections 13.1(a), 13.1(b), 13.1(c) and 13.1(d), any payment on account of principal, premium, if any, or interest (including Liquidated Damages, if any) on the Debentures shall be made by or on behalf of the Company and received by the Trustee, by any Holder or by any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment shall be segregated and held in trust):

          (i) after the occurrence of an event specified in Section 13.1(a) or 13.1(b), then, unless all Senior Debt is paid in full in cash, or provision shall be made therefor,

          (ii) after the happening of an event of default of the type specified in Section 13.1(c) above, then, unless the amount of such Senior Debt then due shall have been paid in full, or provision made therefor or such event of default shall have been cured or waived, or

          (iii) after the happening of an event of default of the type specified in Section 13.1(d) above and delivery of a Payment Blockage Notice, then, unless such event of default shall have been cured or waived or the 179-day period specified in Section 13.1(d) shall have expired, such payment (subject, in each case, to the provisions of Section 13.7 hereof) shall be held in trust for the benefit of, and shall be immediately paid over to, the holders of Designated Senior Debt (unless an event described in Section 13.1(a), (b) or (c) has occurred, in which case the payment shall be held in trust for the benefit of, and shall be immediately paid over to all holders of Senior Debt) or their representative or representatives or the trustee or trustees under any indenture under which any instruments evidencing any of the Designated Senior Debt or Senior Debt, as the case may be, may have been issued, as their interests may appear.

          Section 13.2  Subrogation.

          Subject to the payment in full of all Senior Debt to which the Indebtedness evidenced by the Debentures is in the circumstances subordinated as provided in Section 13.1 hereof, the Holders of the Debentures shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to such Senior Debt until all amounts owing on the Debentures shall be paid in full, and, as between the Company, its creditors other than holders of such Senior Debt, and the Holders of the Debentures, no such payment or distribution made to the holders of Senior Debt by virtue of this Article which otherwise would have been made to the holders of the Debentures shall be deemed to be a payment by the Company on account of such Senior Debt, provided that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Debentures, on the one hand, and the holders of Senior Debt, on the other hand.

          Section 13.3  Obligation of the Company is Absolute and Unconditional.

          Nothing contained in this Article or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Debt, and the Holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Debentures the principal of and premium, if any, and interest (including Liquidated Damages, if any) on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Debentures and creditors of the Company other than the holders of Senior Debt, nor shall anything contained herein or therein prevent the Trustee or the Holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

          Section 13.4  Maturity of or Default on Senior Debt.

          Upon the maturity of any Senior Debt by lapse of time, acceleration or otherwise, all principal of or premium, if any, or interest on, or other payment obligations in respect of all such matured Senior Debt shall first be paid in full, or such payment shall have been duly provided for, before any payment on account of principal, or premium, if any, or interest (including Liquidated Damages, if any) is made upon the Debentures, except that the Company may make payments on the Debentures in Permitted Junior Securities.

          Section 13.5  Payments on Debentures Permitted.

          Except as expressly provided in this Article, nothing contained in this Article shall affect the obligation of the Company to make, or prevent the Company from making, payments of the principal of, or premium, if any, or interest (including Liquidated Damages, if any) on the Debentures in accordance with the provisions hereof and thereof, or shall prevent the Trustee or any Paying Agent from applying any moneys deposited with it hereunder to the payment of the principal of, or premium, if any, or interest (including Liquidated Damages, if any) on the Debentures.

          Section 13.6  Effectuation of Subordination by Trustee.

          Each Holder of Debentures, by such Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

          Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee and the Holders of the Debentures shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent or other Person making any payment or distribution, delivered to the Trustee or to the Holders of the Debentures, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, and as to other facts pertinent to the right of such Persons under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Persons pending judicial determination as to the right of such Persons to receive such payment.

          Section 13.7  Knowledge of Trustee.

          Notwithstanding the provision of this Article or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any Senior Debt, of any default in payment of principal of, premium, if any, or interest on, or other payment obligation in respect of any Senior Debt, or of any facts which would prohibit the making of any payment of moneys to or by the Trustee, or the taking of any other action by the Trustee, unless a Responsible Officer of the Trustee having responsibility for the administration of the trust established by this Indenture shall have received written notice thereof from the Company, any Holder of Debentures, any Paying or Conversion Agent of the Company or the holder or representative of any class of Senior Debt, and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such default or facts exist; provided, however, that unless on the third Business Day prior to the date upon which by the terms hereof any such moneys may become payable for any purpose the Trustee shall have received the notice provided for in this Section 13.7, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

          Section 13.8  Trustee's Relation to Senior Debt.

          The Trustee shall be entitled to all the rights set forth in this Article with respect to any Senior Debt at the time held by it, to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

          Nothing contained in this Article shall apply to claims of or payments to the Trustee under or pursuant to Section 5.8 hereof.

          With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and the Trustee shall not be liable to any holder of Senior Debt if it shall pay over or deliver to Holders, the

Company or any other Person moneys or assets to which any holder of Senior Debt shall be entitled by virtue of this Article or otherwise.

          Section 13.9  Rights of Holders of Senior Debt Not Impaired.

          No right of any present or future holder of any Senior Debt to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          Section 13.10 Modification of Terms of Senior Debt.

          Any renewal or extension of the time of payment of any Senior Debt or the exercise by the holders of Senior Debt of any of their rights under any instrument creating or evidencing Senior Debt, including without limitation the waiver of default thereunder, may be made or done all without notice to or assent from the Holders of the Debentures or the Trustee.

          No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Debt is outstanding or of such Senior Debt, whether or not such release is in accordance with the provisions or any applicable document, shall in any way alter or affect any of the provisions of this Article or of the Debentures relating to the subordination thereof.

          Section 13.11 Certain Conversions Not Deemed Payment.

          For the purposes of this Article 13 only:

          (1) the issuance and delivery of junior securities upon conversion of Debentures in accordance with Article 12 hereof shall not be deemed to constitute a payment or distribution on account of the principal of, premium, if any, or interest (including Liquidated Damages, if any) on Debentures or on account of the purchase or other acquisition of Debentures, and

          (2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 12.3 hereof), property or securities (other than junior securities) upon conversion of a Debenture shall be deemed to constitute payment on account of the principal of, premium, if any, or interest (including Liquidated Damages, if any) on such Debenture.

For the purposes of this Section 13.11, the term "junior securities" means:

          (a)  shares of any common stock of the Company or

          (b) other securities of the Company that are subordinated in right of payment to all Senior Debt that may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent that, the Debentures are so subordinated as provided in this Article.

Nothing contained in this Article 13 or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as among the Company, its creditors (other than holders of Senior Debt) and the Holders of Debentures, the right, which is absolute and unconditional, of the Holder of any Debenture to convert such Debenture in accordance with Article 12 hereof.

                                  Article 14

                    OTHER PROVISIONS OF GENERAL APPLICATION

          Section 14.1  Trust Indenture Act Controls.

          This Indenture is subject to the provisions of the TIA which are required to be part of this Indenture, and shall, to the extent applicable, be governed by such provisions.

          Section 14.2  Notices.

          Any notice or communication to the Company or the Trustee is duly given if in writing and delivered in person or mailed by first-class mail to the address set forth below:

          (a)  if to the Company:

               Primus Telecommunications Group, Incorporated
               1700 Old Meadow Road
               McLean, VA 22102
               Attention: David Slotkin, Esq.

         with a copy to:

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, NY 10017
               Attention: Edward P. Tolley, III

          (b)  if to the Trustee:

               First Union National Bank
               800 East Main Street, Lower Mezzanine
               Richmond, Virginia 23219
               Attention:  Corporate Trust

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication to a Holder shall be mailed by first-class mail to his address shown on the Register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in such notice or communication shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it is duly given as of the date it is mailed, whether or not the addressee receives it, except that notice to the Trustee shall only be effective upon receipt thereof by the Trustee.

          If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee at the same time.

          Section 14.3  Communication by Holders with Other Holders.

          Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under the Debentures or this Indenture. The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.

          Section 14.4  Acts of Holders of Debentures.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of Debentures may be embodied in and evidenced by:

          (1) one or more instruments of substantially similar tenor signed by such Holders in person or by agent or proxy duly appointed in writing;

          (2) the record of Holders of Debentures voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Debentures duly called and held in accordance with the provisions of Article 8; or

          (3)  a combination of such instruments and any such record.

Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders of Debentures signing such instrument or instruments and so voting at such meeting. Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Debenture, shall be sufficient for any purpose of this Indenture and (subject to Section 5.1 hereof) conclusive in favor of the Trustee and the Company if made in the manner provided in this Section. The record of any meeting of Holders of Debentures shall be proved in the manner provided in Section 8.6 hereof.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be provided in any manner which the Trustee reasonably deems sufficient.

          (c) The principal amount and serial numbers of Debentures held by any Person, and the date of such Person holding the same, shall be proved by the Register.

          (d) Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holders of any Debenture shall bind every future Holder of the same Debenture and the Holder of every Debenture issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debenture.

          Section 14.5  Certificate and Opinion as to Conditions Precedent.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such officer knows, or in the exercise of reasonable care should know, that the Opinion of Counsel with respect to the matters upon which such certificate or opinion is based is erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such Counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

          Section 14.6  Statements Required in Certificate or Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that each individual signing such certificate or opinion on behalf of the Company has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

          Section 14.7  Effect of Headings and Table of Contents.

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          Section 14.8  Successors and Assigns.

          All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

          Section 14.9  Separability Clause.

          In case any provision in this Indenture or the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 14.10 Benefits of Indenture.

          Nothing contained in this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Debt and the Holders of Debentures, any benefit or legal or equitable right, remedy or claim under this Indenture.

          Section 14.11 Governing Law.

          THIS INDENTURE AND THE DEBENTURES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          Section 14.12 Counterparts.

          This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original but all such counterparts shall together constitute but one and the same instrument.

          Section 14.13 Legal Holidays.

          In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Debenture or the last day on which a Holder of a Debenture has a right to convert such Debenture shall not be a Business Day at any Place of Payment or Place of Conversion, then (notwithstanding any other provision of this Indenture or of the Debentures) payment of interest (including Liquidated Damages, if any) or principal or premium, if any, or conversion of the Debentures, need not be made at such Place of Payment or Place of Conversion on such day, but may be made on the next succeeding Business Day at such Place of Payment or Place of Conversion with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity or on such last day for conversion, provided, that in the case that payment is made on such succeeding Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

          Section 14.14 Recourse Against Others.

          No recourse for the payment of the principal of or premium, if any, or interest (including Liquidated Damages, if any) on any Debenture, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance thereof and as part of the consideration for the issue thereof, expressly waived and released.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.


                             PRIMUS TELECOMMUNICATIONS GROUP,
                             INCORPORATED



                             By: /s/ K. Paul Singh
                                 -------------------------------
                                 Name: K. Paul Singh
                                 Title: President and Chief Executive Officer



                             FIRST UNION NATIONAL BANK



                             By: /s/ Sarah McMahon
                                ---------------------------------------
                                Name: Sarah McMahon
                                Title:

                                                                       EXHIBIT A


                               FORM OF DEBENTURE

                              [FACE OF SECURITY]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED (OR ITS SUCCESSOR) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, CONVERSION OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN./1/

THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OR (B) IT IS A NON-U.S. PERSON OUTSIDE THE UNITED STATES ACQUIRING THE SECURITY IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;
(2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED OR ANY SUBSIDIARY OF PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO A NON-U.S. PERSON OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND

_____________________
/1/ This legend should be included only if the Security is issued in global form.

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(E) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF SUCH SECURITY (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (2)(E) ABOVE), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE 2(D) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE SECURITY EVIDENCED HEREBY PURSUANT TO CLAUSE (2)(E) ABOVE OR THE EXPIRATION OF TWO YEARS FROM THE ORIGINAL ISSUANCE OF THE SECURITY EVIDENCED HEREBY. AS USED HEREIN, THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT

                 PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

              5-3/4% Convertible Subordinated Debenture due 2007

                                                              CUSIP NO. ________

No._____________                                              $_________________

          PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED, a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________________, or its registered assigns, the principal sum of ______ U.S. Dollars ($______________ ) on February 15, 2007.

          Interest Payment Dates: February 15 and August 15, commencing August 15, 2000

          Regular Record Dates:  February 1 and August 1

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Security to be duly executed manually or by facsimile by its duly authorized officers.



Dated:  February 24, 2000  PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED


                                              By:____________________________
                                              Name:
                                              Title:







                                              By:____________________________
                                              Name:
                                              Title:



TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the 5-3/4% Convertible
Subordinated Debentures due 2007 described in the within-named Indenture.

First Union National Bank,
as Trustee



By:_________________________________
   Authorized Signatory



Dated:   February 24, 2000

                             [REVERSE OF SECURITY]

                 PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

              5-3/4% Convertible Subordinated Debenture due 2007

          Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.   Principal and Interest.

          Primus Telecommunications Group, Incorporated, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the Interest Rate from the date of issuance until repayment at Maturity, redemption or repurchase. The Company will pay interest on this Security semiannually in arrears on February 15 and August 15 of each year (each an "Interest Payment Date"), commencing August 15, 2000.

          Interest on the 5-3/4% Convertible Subordinated Debentures due 2007 (the "Securities") shall be computed (i) for any full semiannual period for which a particular Interest Rate is applicable on the basis of a 360-day year of twelve 30-day months and (ii) for any period for which a particular Interest Rate is applicable shorter than a full semiannual period for which interest is calculated, on the basis of a 30-day month and, for such periods of less than a month, the actual number of days elapsed over a 30-day month.

          A Holder of any Security at the close of business on a Regular Record Date shall be entitled to receive interest on such Security on the corresponding Interest Payment Date. A Holder of any Security which is converted after the close of business on a Regular Record Date and prior to the corresponding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date) shall be entitled to receive interest on the principal amount of such Security, notwithstanding the conversion of such Security prior to such Interest Payment Date. However, any such Holder which surrenders any such Security for conversion during the period between the close of business on such Regular Record Date and ending with the opening of business on the corresponding Interest Payment Date shall be required to pay the Company an amount equal to the interest on the principal amount of such Security so converted, which is payable by the Company to such Holder on such Interest Payment Date, at the time such Holder surrenders such Security for conversion. Notwithstanding the foregoing, any such Holder which surrenders for conversion any Security which has been called for redemption by the Company in a notice of redemption given by the Company pursuant to Section 10.4 of the Indenture shall be entitled to receive (and retain) such interest and need not pay the Company an amount equal to the interest on the principal amount of such Security so converted at the time such Holder surrenders such Security for conversion.

          In accordance with the terms of the Resale Registration Rights Agreement, dated February 24, 2000, between the Company, Primus Telecommunications, Inc., Primus Telecommunications (Australia) Pty. Ltd., Primus Telecommunications Pty. Ltd., and Lehman Brothers Inc., Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Initial Purchasers"), during the first 90 days following a Registration Default (as defined in the Resale Registration Rights Agreement), the Interest Rate borne by the Securities shall be increased by 0.25% on:

          (A) August 23, 2000 (the "Effectiveness Target Date"), if the Shelf Registration Statement is not declared effective by the Securities and Exchange Commission prior to or on August 22, 2000;

          (B) subject to the exceptions in the Resale Registration Rights Agreement, the day after the fifth Business Day after the Shelf Registration Statement, previously declared effective, ceases to be effective or fails to be usable after the Effectiveness Target Date and during the period required by the Resale Registration Rights Agreement for the Shelf Registration Statement to be effective, if a post-effective amendment (or report filed pursuant to the Exchange Act) that cures the Shelf Registration Statement is not filed with the Securities and Exchange Commission during such five Business Day period; or

          (C) the day following the 45th or 75th day, as the case may be, of any period that the prospectus contained in the Shelf Registration Statement has been suspended, if such suspension has not been terminated.

From and after the 91st day following such Registration Default, the Interest Rate borne by the Securities shall be increased by 0.50%. In no event shall the Interest Rate borne by the Securities be increased by more than 0.50%.

          Any amount of additional interest will be payable in cash semiannually, in arrears, on each Interest Payment Date and will cease to accrue on the date the Registration Default is cured. The Holder of this Security is entitled to the benefits of the Resale Registration Rights Agreement.

2.   Method of Payment.

          Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

          Principal of, and premium, if any, and interest on, Global Securities will be payable to the Depositary in immediately available funds.

          Principal and premium, if any, on Physical Securities will be payable at the office or agency of the Company maintained for such purpose, initially the Corporate

Trust Office of the Trustee. Interest on Physical Securities will be payable by
(i) U.S. Dollar check drawn on a bank in The City of New York mailed to the address of the Person entitled thereto as such address shall appear in the Register, or (ii) upon application to the Registrar not later than the relevant Record Date by a Holder of an aggregate principal amount in excess of $5,000,000, wire transfer in immediately available funds.

3.   Paying Agent and Registrar.

          Initially, First Union National Bank, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without notice to any Holder.

4.   Indenture.

          The Company issued this Security under an Indenture, dated as of February 24, 2000 (the "Indenture"), between the Company and First Union National Bank, as trustee (the "Trustee"). The terms of the Security include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended ("TIA"). This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.

5.   Optional Redemption.

          (a) (i) The Company may redeem this Security at any time prior to February 15, 2003 in whole at any time or in part from time to time at the Provisional Redemption Price, if:

          (A) the Shelf Registration Statement covering resales of this Security and the Common Stock issuable upon conversion of this Security is effective and available for use and is expected to remain effective and available for use for the 30 days following the Redemption Date; and

          (B) the Current Market Value of the Common Stock equals or exceeds the following triggering percentages of the Conversion Price then in effect for at least 20 Trading Days in any consecutive 30-day trading period ending on the Trading Day prior to the date the notice of the redemption is mailed.

                                                           Trigger
               During the Twelve Months Commencing        Percentage
               -----------------------------------        ----------

               February 15, 2000...................          170%
               February 15, 2001...................          160%
               February 15, 2002...................          150%

          (ii) On the Redemption Date, the Company shall pay the Make-Whole Amount on this Security if called for redemption pursuant to Section 10.1(a) of the Indenture, whether or not converted into Common Stock after the date the notice of the provisional redemption is mailed and prior to the Redemption Date.

          (b) This Security may be redeemed in whole or in part, upon not less than 20 nor more than 60 days' notice, at any time on or after February 15, 2003, at the option of the Company, at the Redemption Prices (expressed as percentages of the principal amount) set forth below.

          During the Twelve Months
          Commencing                               Redemption Prices
          ----------                               -----------------
          February 15, 2003.....................         102.88%
          February 15, 2004.....................         101.92%
          February 15, 2005.....................         100.96%
          February 15, 2006.....................         100.00%

          (c) The Company shall pay any interest on the Securities called for redemption accrued but not paid to the Redemption Date, pursuant to the terms of the Indenture.

          Securities in original denominations larger than $1,000 may be redeemed in part. If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed to be the portion selected for redemption (provided, however, that the Holder of such Security so converted and deemed redeemed shall not be entitled to any additional interest payment as a result of such deemed redemption than such Holder would have otherwise been entitled to receive upon conversion of such Security). Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection.

          On and after the Redemption Date, interest ceases to accrue on Securities or portions of Securities called for redemption, unless the Company defaults in the payment of the Redemption Price.

          Notice of redemption will be given by the Company to the Holders as provided in the Indenture.

6.   Repurchase Right Upon a Change of Control.

          If a Change in Control occurs, the Holder of Securities, at the Holder's option, shall have the right, subject to the conditions and in accordance with the provisions of the Indenture, to require the Company to repurchase the Securities (or any portion of the principal amount hereof that is at least $1,000 or an integral multiple thereof, provided that the portion of the principal amount of this Security to be Outstanding after such repurchase is at least equal to $1,000) at the Repurchase Price in cash, plus any interest accrued and unpaid to the Repurchase Date.

          Subject to the conditions provided in the Indenture, the Company may elect to pay the Repurchase Price by delivering a number of shares of Common Stock equal to (i) the Repurchase Price divided by (ii) 95% of the average of the Closing Prices per share for the five consecutive Trading Days immediately preceding and including the third Trading Day prior to the Repurchase Date.

          No fractional shares of Common Stock will be issued upon repurchase of any Securities. Instead of any fractional share of Common Stock which would otherwise be issued upon conversion of such Securities, the Company shall pay a cash adjustment as provided in the Indenture.

          A Company Notice will be given by the Company to the Holders as provided in the Indenture. To exercise a Repurchase Right, a Holder must deliver to the Trustee a written notice as provided in the Indenture.

7.   Conversion Rights.

          Subject to and upon compliance with the provisions of the Indenture, the Holder of Securities is entitled, at such Holder's option, at any time before the close of business on February 15, 2007, to convert the Holder's Securities (or any portion of the principal amount hereof which is $1,000 or an integral multiple thereof), at the principal amount thereof or of such portion, into duly authorized, fully paid and nonassessable shares of Common Stock of the Company at the Conversion Price in effect at the time of conversion.

          In the case of a Security (or a portion thereof) called for redemption, such conversion right in respect of the Security (or such portion thereof) so called, shall expire at the close of business on the second Business Day preceding the Redemption Date, unless the Company defaults in making the payment due upon redemption. In the case of a Change of Control for which the Holder exercises its Repurchase Right with respect to a Security (or a portion thereof), such conversion right in respect of the Security (or portion thereof) shall expire at the close of business on the Business Day preceding the Repurchase Date.

          The Conversion Price shall be initially equal to $49.7913 per share of Common Stock. The Conversion Price shall be adjusted under certain circumstances as provided in the Indenture.

          To exercise the conversion right, the Holder must surrender the Security (or portion thereof) duly endorsed or assigned to the Company or in blank, at the office of the Conversion Agent, accompanied by a duly signed conversion notice to the Company. Any Security surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the corresponding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date), shall also be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of the Securities being surrendered for conversion.

          No fractional shares of Common Stock will be issued upon conversion of any Securities. Instead of any fractional share of Common Stock which would otherwise be issued upon conversion of such Securities, the Company shall pay a cash adjustment as provided in the Indenture.

8.   Subordination.

          The Indebtedness evidenced by this Security is, to the extent and in the manner provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all amounts then due on all Senior Debt of the Company, and this Security is issued subject to such provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

9.   Denominations; Transfer; Exchange.

          The Securities are issuable in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.

          In the event of a redemption in part, the Company will not be required
(a) to register the transfer of, or exchange, Securities for a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities called for such redemption, or (b) to register the transfer of, or exchange, any such Securities, or portion thereof, called for redemption.

          In the event of redemption, conversion or repurchase of the Securities in part only, a new Security or Securities for the unredeemed, unconverted or unrepurchased portion thereof will be issued in the name of the Holder hereof.

10.  Persons Deemed Owners.

          The registered Holder of this Security shall be treated as its owner for all purposes.

11.  Unclaimed Money.

          The Trustee and the Paying Agent shall pay to the Company any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years after the date upon which such payment shall have become due. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

12.  Discharge Prior to Redemption or Maturity.

          Subject to certain conditions contained in the Indenture, the Company may discharge its obligations under the Securities and the Indenture if (1) (a) all of the Outstanding Securities shall become due and payable at their scheduled Maturity within one year or (b) all of the Outstanding Securities are scheduled for redemption within one year, and (2) the Company shall have deposited with the Trustee money and/or U.S. Government Obligations sufficient to pay the principal of, and premium, if any, and interest on, all of the Outstanding Securities on the date of Maturity or redemption, as the case may be.

13.  Amendment; Supplement; Waiver.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities (or such lesser amount as shall have acted at a meeting pursuant to the provisions of the Indenture). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest (including Liquidated Damages, if any) on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security (or pay cash in lieu of conversion) as provided in the Indenture.

14.  Defaults and Remedies.

          The Indenture provides that an Event of Default with respect to the Securities occurs when any of the following occurs:

          (a) default in the payment of interest or Liquidated Damages, if any, on any of the Securities when due and payable and continuance of such default for a period of 30 days; or

          (b) default in the payment of principal of (or premium, if any, on) any of the Securities at its Stated Maturity, upon acceleration, redemption or otherwise; or

          (c) default in the payment of principal, interest or Liquidated Damages, if any, on any of the Securities required to be purchased pursuant to a Repurchase Right;

          (d) default in the performance or breach of any covenant or agreement of the Company in this Indenture or under the Securities (other than a default in the performance, or breach, of a covenant or agreement specified in the preceding clause (a), (b) or (c)), and continuance of such default or breach for a period of 30 consecutive days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

          (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Restricted Subsidiary having an outstanding principal amount of $10.0 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled by the earlier of (x) the expiration of any applicable grace period or (y) the thirtieth day after such default; and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended by the earlier of (x) the expiration of any applicable grace period or (y) the thirtieth day after such default;

          (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10.0 million in the aggregate for all such final judgments or orders (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Restricted Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

          (g) there are certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary.

          If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

15.  Authentication.

          This Security shall not be valid until the Trustee (or authenticating agent) executes the certificate of authentication on the other side of this Security.

16.  Abbreviations.

          Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

17.  Additional Rights of Holders of Transfer Restricted Securities.

          In addition to the rights provided to Holders under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Resale Registration Rights Agreement.

18.  CUSIP Numbers.

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on this Security and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on this Security or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.  Governing Law.

          The Indenture and this Security shall be governed by, and construed in accordance with, the law of the State of New York.

20.  Successor Corporation.

          In the event a successor corporation assumes all the obligations of the Company under this Security, pursuant to the terms hereof and of the Indenture, the Company will be released from all such obligations.

                                ASSIGNMENT FORM

          To assign this Security, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Security to:

_______________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint________________________________________________________
to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:_________________           Your Name:____________________________________
                                  (Print your name exactly as it appears on the face of this Security)


                                  Your Signature:_______________________________
                                  (Sign exactly as your name appears on the face of this Security)



                                  Signature Guarantee*:_________________________


________________
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

In connection with any transfer of this Security occurring prior to the date which is the end of the period referred to in Rule 144(k) under the Securities Act (other than a transfer pursuant to an effective registration statement under the Securities Act) , the undersigned confirms that without utilizing any general solicitation or general advertising that:

                           [Check One]

[_] (a) this Security is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                           or

[_] (b) this Security is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless the conditions to any such transfer of registration set forth herein and in Sections 2.7, 2.8 and 2.9 of the Indenture shall have been satisfied.

Dated:_______________________           ________________________________________
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.


                                        Signature Guarantee:


                                        ________________________________________


                                        Signature must be guaranteed by a
                                        participant in a recognized signature
                                        guaranty medallion program or other
                                        signature guarantor acceptable to the
                                        Trustee.

             TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion, in each case for investment and not with a view to distribution, and that it and any such account is a "Qualified Institutional Buyer" within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



Dated:_______________________       ____________________________________________
                                    NOTICE: To be executed by an executive
                                    officer.

                               CONVERSION NOTICE

TO:  PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
     1700 Old Meadow Road
     McLean, Virginia 22102



          The undersigned registered owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Security not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. To the extent provided in the Indenture, any amount required to be paid to the undersigned on account of interest (including Liquidated Damages, if any), accompanies this Security.


Dated:_______________             Your Name:____________________________________
                                  (Print your name exactly as it appears on the face of this Security)


                                  Your Signature:_______________________________
                                  (Sign exactly as your name appears on the face of this Security)



                                  Signature Guarantee*:_________________________



                                  Social Security or other Taxpayer
                                  Identification Number:________________________



            Principal amount to be converted (if less than all): $

________________
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Fill in for registration of shares (if to be issued) and Securities (if to be delivered) other than to and in the name of the registered holder:

         ______________________________________________________
         (Name)

         ______________________________________________________
         (Street Address)

         ______________________________________________________
         (City, State and Zip Code)

                    NOTICE OF EXERCISE OF REPURCHASE RIGHT

TO:  PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
     1700 Old Meadow Road
     McLean, Virginia 22102


          The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Primus Telecommunications Group, Inc. (the "Company") as to the occurrence of a Change of Control with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Security, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security, together with interest and Liquidated Damages, if any, accrued and unpaid to, but excluding, such date, to the registered holder hereof.

Dated:______________              Your Name:___________________________________
                                  (Print your name exactly as it appears on the face of this Security)


                                  Your Signature:_______________________________
                                  (Sign exactly as your name appears on the face of this Security)



                                  Signature Guarantee*:_________________________



                                  Social Security or other Taxpayer
                                  Identification Number:________________________




         Principal amount to be converted (if less than all): $

________________
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

               SCHEDULE OF EXCHANGES FOR PHYSICAL SECURITIES/2/

          The following exchanges of a part of this Global Security for Physical Securities have been made:

                                                                        Principal Amount of
                        Amount of decrease in  Amount of increase in   this Global Security         Signature of
                         Principal Amount of    Principal Amount of    following such decrease   authorized officer
   Date of Exchange     this Global Security    this Global Security       (or increase)            of Trustee
   ----------------     --------------------    --------------------       -------------            ---------

_______________
/2/ This schedule should be included only if the Security is issued in global form.

                                                                       EXHIBIT B
                                                                       ---------

                      Form of Certificate to Be Delivered
                         in Connection with Transfers
                           Pursuant to Regulation S
                           ------------------------

                                    [Date]

     First Union National Bank, as Trustee
     Corporate Trust
     800 East Main Street, 2/nd/ Floor
     Richmond, Virginia 23219

         Re: Primus Telecommunications Group, Incorporated (the "Company") 5 3/4% Convertible Subordinated Debentures due 2007 (the "Debentures")
                  -------------------------------------------------------------

     Ladies and Gentlemen:

                  In connection with our proposed sale of $___________ aggregate principal amount of Debentures, we confirm that such sale has been effected pursuant to and in accordance with Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly, we hereby certify as follows:

                  1. The offer of the Debentures was not made to a person in the United States (unless such person or the account held by it for which it is acting is excluded from the definition of "U.S. person" pursuant to Rule 902(k)(1) of Regulation S under the circumstances described in Rule 902(k)(2) of Regulation S) or specifically targeted at an identifiable group of U.S. citizens abroad.

                  2. Either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

                  3. Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S, as applicable.

                  4. The proposed transfer of Debentures is not part of a plan or scheme to evade the registration requirements of the Securities Act.

                  5. If we are a dealer or a person receiving a selling concession or other fee or remuneration in respect of the Debentures, and the proposed transfer takes place before the Offshore Restriction Date referred to in the Indenture, dated as of February 24, 2000, among the Company and the Trustee, or we are an officer or director of the Company or a distributor, we certify that the proposed transfer is being made in accordance with the provisions of Rules 903 and 904(b) of Regulation S.

                  You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                          Very truly yours,

                                          [Name of Transferor]


                                          By:_________________________________
                                                   Authorized Signature

                                                                       EXHIBIT C
                                                                       ---------

                             Rule 144A Certificate
                             ---------------------


     To:       First Union National Bank, as Trustee
               Corporate Trust
               800 East Main Street, 2/nd/ Floor
               Richmond, Virginia 23219
               Attention: Corporate Trust Office

                    Re: Primus Telecommunications Group, Incorporated (the "Company") 5 3/4% Convertible Subordinated Debentures due 2007 (the "Debentures")
                           -----------------------------------------------------

     Ladies and Gentlemen:

                  In connection with our proposed sale of $____________ aggregate principal amount of Debentures, we confirm that such sale has been effected pursuant to and in accordance with Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"). We are aware that the transfer of Debentures to us is being made in reliance on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. If the Company is not subject to Section 13 or 15(d) of the Exchange Act, prior to the date of this Certificate we have been given the opportunity to obtain from the Company the information referred to in Rule 144A(d)(4), and have either declined such opportunity or have received such information.

                  You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                         Very truly yours,

                                         [NAME OF PURCHASER]


                                         By:_________________________________
                                             Name:
                                             Title:
                                             Address:


     Date of this Certificate: ________ __, ____

--------------------------------------------------------------------------------





                     RESALE REGISTRATION RIGHTS AGREEMENT


                         Dated as of February 24, 2000


                 PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

                        PRIMUS TELECOMMUNICATIONS, INC.

                PRIMUS TELECOMMUNICATIONS (AUSTRALIA) PTY. LTD.

                      PRIMUS TELECOMMUNICATIONS PTY. LTD.

                                      and

                             LEHMAN BROTHERS INC.

              MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                       MORGAN STANLEY & CO. INCORPORATED





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          RESALE REGISTRATION RIGHTS AGREEMENT, dated as of February 24, 2000, among Primus Telecommunications Group, Incorporated, a Delaware corporation (together with any successor entity, herein referred to as the "Issuer"), Primus Telecommunications Incorporated, a Delaware corporation, Primus Telecommunications (Australia) Pty. Ltd., an Australian corporation, Primus Telecommunications Pty. Ltd., an Australian corporation, and Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated (collectively, the "Initial Purchasers").

          Pursuant to the Purchase Agreement, dated February 17, 2000, between the Issuer, the Principal Subsidiaries (as defined below) and the Initial Purchasers (the "Purchase Agreement"), the Initial Purchasers have agreed to purchase from the Issuer up to $250,000,000 ($300,000,000 if the Initial Purchasers exercise the over-allotment option in full) in aggregate principal amount of 5 3/4% Convertible Subordinated Debentures due 2007 (the "Debentures"). The Debentures will be convertible into fully paid, nonassessable common stock, par value $.01 per share, of the Issuer (the "Common Stock") on the terms, and subject to the conditions, set forth in the Indenture (as defined herein). To induce the Initial Purchasers to purchase the Debentures, and in satisfaction of a condition to the Initial Purchasers' obligations under the Purchase Agreement, the Issuer has agreed to provide the registration rights set forth in this Agreement.

          The parties hereby agree as follows:

          1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

          Advice:  As defined in Section 4(c)(ii) hereof.

          Agreement:  This Resale Registration Rights Agreement.

          Blue Sky Application:  As defined in Section 6(a) hereof.

          Broker-Dealer: Any broker or dealer registered under the Exchange Act.

          Business Day: A day other than a Saturday or Sunday or any federal holiday in the United States.

          Closing Date:  The date of this Agreement.

          Commission:  Securities and Exchange Commission.

          Common Stock:  As defined in the preamble hereto.

          Damages Payment Date: Each Interest Payment Date. For purposes of this Agreement, if no Debentures are outstanding, "Damages Payment Date" shall mean each February 15 and August 15.

          Debentures:  As defined in the preamble hereto.

          Effectiveness Period:  As defined in Section 2(a)(iii) hereof.

          Effectiveness Target Date:  As defined in Section 2(a)(ii) hereof.

          Exchange Act:  Securities Exchange Act of 1934, as amended.

          Holder: A Person who owns, beneficially or otherwise, Transfer Restricted Securities.

          Indemnified Holder:  As defined in Section 6(a) hereof.

          Indenture: The Indenture, dated as of October 13, 1999, between the Issuer and Chase Manhattan Bank and Trust Company, National Association, as trustee (the "Trustee"), pursuant to which the Debentures are to be issued, as such Indenture is amended, modified or supplemented from time to time in accordance with the terms thereof.

          Initial Purchasers:  As defined in the preamble hereto.

          Interest Payment Date:  As defined in the Indenture.

          Issuer:  As defined in the preamble hereto.

          Liquidated Damages:  As defined in Section 3(a) hereof.

          Majority of Holders: Holders holding over 50% of the aggregate principal amount of Debentures outstanding; provided that, for purpose of this definition, a holder of shares of Common Stock which constitute Transfer Restricted Securities and issued upon conversion of the Debentures shall be deemed to hold an aggregate principal amount of Debentures (in addition to the principal amount of Debentures held by such holder) equal to the product of (x) the number of such shares of Common Stock held by such holder and (y) the prevailing conversion price, such prevailing conversion price as determined in accordance with Section 12 of the Indenture.

          NASD:  National Association of Securities Dealers, Inc.

          Person: An individual, partnership, corporation, unincorporated organization, trust, joint venture or a government or agency or political subdivision thereof.

          Prospectus: The prospectus included in a Shelf Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

          Questionnaire Deadline:  As defined in Section 2(b) hereof.

          Record Holder: With respect to any Damages Payment Date, each Person who is a Holder on the record date with respect to the Interest Payment Date on which such Damages Payment Date shall occur. In the case of a Holder of shares of Common Stock issued upon conversion of the Debentures, "Record Holder" shall mean each Person who is a Holder of shares of Common Stock which constitute Transfer Restricted Securities on the February 1 or August 1 immediately preceding the Damages Payment Date.

          Registration Default:  As defined in Section 3(a) hereof.

          Sale Notice:  As defined in Section 4(e) hereof.

          Securities Act:  Securities Act of 1933, as amended.

          Shelf Filing Deadline:  As defined in Section 2(a)(i) hereof.

          Shelf Registration Statement:  As defined in Section 2(a)(i) hereof.

          Suspension Period.  As defined in Section 4(b)(i) hereof.

          TIA: Trust Indenture Act of 1939, as in effect on the date the Indenture is qualified under the TIA.

          Transfer Restricted Securities: Each Debenture and each share of Common Stock issued upon conversion of Debentures until the earlier of:

               (i) the date on which such Debenture or such share of Common Stock issued upon conversion has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement;

               (ii) the date on which such Debenture or such share of Common Stock issued upon conversion is transferred in compliance with Rule 144 under the Securities Act or may be sold or transferred pursuant to Rule 144 under the Securities Act (or any other similar provision then in force); or

               (iii) the date on which such Debenture or such share of Common Stock issued upon conversion ceases to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise).

          Underwritten Registration or Underwritten Offering: A registration in which securities of the Issuer are sold to an underwriter for reoffering to the public.

          2.   Shelf Registration.

          (a)  The Issuer shall:

               (i) not later than 90 days after the date hereof (the "Shelf Filing Deadline"), cause to be filed a registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities held by Holders that have provided the information required pursuant to the terms of Section 2(b) hereof;

               (ii) use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the Commission as promptly as practicable, but in no event later than 180 days after the date hereof (the "Effectiveness Target Date"); and

               (iii) use its reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 4(b) hereof to the extent necessary to ensure that (A) it is available for resales by the Holders of Transfer Restricted Securities entitled to the benefit of this Agreement and (B) conforms with the requirements of this Agreement and the Securities Act and the rules and regulations of the Commission promulgated thereunder as announced from time to time for a period (the "Effectiveness Period") of:

                      (1) two years following the last date of original issuance of Debentures; or

                      (2) such shorter period that will terminate when (x) all of the Holders of Transfer Restricted Securities are able to sell all Transfer Restricted Securities immediately without restriction pursuant to Rule 144(k) under the Securities Act or any successor rule thereto, (y) when all Transfer Restricted Securities have ceased to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise) or (z) all Transfer Restricted Securities registered under the Shelf Registration Statement have been sold.

          (b) No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in the Shelf Registration Statement pursuant to this Agreement unless such Holder furnishes to the Issuer in writing, prior to or on the 20th Business Days after receipt of a request therefor (the "Questionnaire Deadline"), such information as the Issuer may reasonably request for use in connection with the Shelf Registration Statement or Prospectus or preliminary Prospectus included therein and in any application to be filed with or under state securities laws. In connection with all such requests for information from Holders of Transfer Restricted Securities, the Issuer shall notify such Holders of the requirements set forth in the preceding sentence. No Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to

Section 3 hereof unless such Holder shall have provided all such reasonably requested information prior to or on the Questionnaire Deadline. Each Holder as to which the Shelf Registration Statement is being effected agrees to furnish promptly to the Issuer all information required to be disclosed in order to make information previously furnished to the Issuer by such Holder not materially misleading.

          3.   Liquidated Damages.

          (a)  If:

               (i) the Shelf Registration Statement has not been declared effective by the Commission prior to or on the Effectiveness Target Date;

               (ii) subject to the provisions of Section 4(b)(i) hereof, the Shelf Registration Statement is filed and declared effective but, during the Effectiveness Period and after the Effectiveness Target Date, shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within five Business Days by a post-effective amendment to the Shelf Registration Statement or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that cures such failure and, in the case of a post-effective amendment, is itself immediately declared effective; or

               (iii) prior to or on the 45th or 75th day, as the case may be, of any Suspension Period, such suspension has not been terminated,

(each such event referred to in foregoing clauses (i) through (iii), a "Registration Default"), the Issuer hereby agrees to pay liquidated damages ("Liquidated Damages") with respect to the Transfer Restricted Securities from and including the day following the Registration Default to but excluding the day on which the Registration Default has been cured:

                      (A) in respect of the Debentures, to each holder of Debentures, (x) with respect to the first 90-day period during which a Registration Default shall have occurred and be continuing, in an amount per year equal to an additional 0.25% of the principal amount of the then outstanding and not converted Debentures, and (y) with respect to the period commencing on the 91st day following the day the Registration Default shall have occurred and be continuing, in an amount per year equal to an additional 0.50% of the principal amount of the then outstanding and not converted Debentures; provided that in no event shall the aggregate Liquidated Damages pursuant to this clause (A) and clause (B) accrue at a rate per year exceeding 0.50% of the sum of the principal amount of the then outstanding and not converted Debentures plus the principal amount of the converted Debentures; and

                      (B) in respect of any shares of Common Stock, to each holder of shares of Common Stock issued upon conversion of Debentures,
          (x) with respect to the first 90-day period in which a Registration Default shall have occurred and be continuing, in an amount per year equal to 0.25% of the principal amount of the converted Debentures, and (y) with respect to the period commencing the 91st day following the day the Registration Default shall have occurred and be continuing, in an amount per year equal to 0.50% of the principal amount of the converted Debentures; provided that in no event shall the aggregate Liquidated Damages pursuant to this clause (B) and clause (A) above accrue at a rate per year exceeding 0.50% of the sum of the principal amount of the outstanding and not converted Debentures plus the principal amount of the then converted Debentures.

          (b) All accrued Liquidated Damages shall be paid in arrears to Record Holders by the Issuer on each Damages Payment Date by wire transfer of immediately available funds or by federal funds check. Following the cure of all Registration Defaults relating to any particular Debenture or share of Common Stock, the accrual of Liquidated Damages with respect to such Debenture or share of Common Stock will cease.

          All obligations of the Issuer set forth in this Section 3 that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Transfer Restricted Security shall have been satisfied in full.

          The Liquidated Damages set forth above shall be the exclusive monetary remedy available to the Holders of Transfer Restricted Securities for such Registration Default.

          4.   Registration Procedures.

          (a) In connection with the Shelf Registration Statement, the Issuer shall comply with all the provisions of Section 4(b) hereof and shall, in accordance with Section 2, prepare and file with the Commission a Shelf Registration Statement relating to the registration on any appropriate form under the Securities Act.

          (b) In connection with the Shelf Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities, the Issuer shall:

               (i) Subject to any notice by the Issuer in accordance with this Section 4(b) of the existence of any fact or event of the kind described in Section 4(b)(iii)(D), use its reasonable best efforts to keep the Shelf Registration Statement continuously effective during the Effectiveness Period; upon the occurrence of any event that would cause the Shelf Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not be effective and usable for resale of Transfer Restricted Securities during the Effectiveness Period, the Issuer shall file promptly an appropriate amendment to the Shelf Registration Statement or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its reasonable best efforts to cause such amendment to be declared effective and the Shelf Registration Statement and the related Prospectus to become usable for their intended purposes as soon as practicable thereafter. Notwithstanding the foregoing, the Issuer may suspend the effectiveness of the Shelf Registration Statement by written notice to the Holders for a period not to exceed an aggregate of 45 days in any 90-day period (each such period, a "Suspension Period") if:

                      (x) an event occurs and is continuing as a result of which the Shelf Registration Statement would, in the Issuer's reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

                      (y) the Issuer reasonably determines that the disclosure of such event at such time would have a material adverse effect on the business of the Issuer (and its subsidiaries, if any, taken as a whole);

     provided that in the event the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede the Issuer's ability to consummate such transaction, the Issuer may extend a Suspension Period from 45 days to 75 days; provided, however, that the Suspension Periods shall not exceed an aggregate of 90 days in any 360-day period. Each holder, by its acceptance of a Debenture, agrees to hold any communication by us in response to a notice of a proposed material business transaction in confidence.

               (ii) Prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective during the Effectiveness Period; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in the Shelf Registration Statement or supplement to the Prospectus.

               (iii)  Advise the underwriter(s), if any, and, in the case of
     (A), (C) and (D) below, the selling Holders promptly and, if requested by such Persons, to confirm such advice in writing:

                      (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Shelf

          Registration Statement or any post-effective amendment thereto, when the same has become effective,

                      (B) of any request by the Commission for amendments to the Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto,

                      (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, or

                      (D) of the existence of any fact or the happening of any event, during the Effectiveness Period, that makes any statement of a material fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement or the Prospectus in order to make the statements therein not misleading.

     If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Issuer shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

               (iv) Furnish to each of the selling Holders and each of the underwriter(s), if any, before filing with the Commission, a copy of the Shelf Registration Statement and copies of any Prospectus included therein or any amendments or supplements to any the Shelf Registration Statement or Prospectus (other than documents incorporated by reference after the initial filing of the Shelf Registration Statement), which documents will be subject to the review of such holders and underwriter(s), if any, for a period of two Business Days, and the Issuer will not file the Shelf Registration Statement or Prospectus or any amendment or supplement to the Shelf Registration Statement or Prospectus (other than documents incorporated by reference) to which a selling Holder of Transfer Restricted Securities covered by the Shelf Registration Statement or the underwriter(s), if any, shall reasonably object within two Business Days after the receipt thereof. A selling Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if the Shelf Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission.

               (v) Subject to the execution of a confidentiality agreement reasonably acceptable to the Issuer, make available at reasonable times for inspection by one or more representatives of the selling Holders, designated in writing by a Majority of Holders whose Transfer Restricted Securities are included in the Shelf Registration Statement, any underwriter, if any, participating in any distribution pursuant to the Shelf Registration Statement, and any attorney or accountant retained by the Majority of Holders or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of the Issuer as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the Issuer's officers, directors, managers and employees to supply all information reasonably requested by any such representative or representatives of the selling Holders, underwriter, attorney or accountant in connection with the Shelf Registration Statement after the filing thereof and before its effectiveness; provided, however, that any information designated by the Company as confidential at the time of delivery of such information shall be kept confidential by the recipient thereof.

               (vi) If requested by any selling Holders or the underwriter(s), if any, promptly incorporate in the Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation: (1) information relating to the "Plan of Distribution" of the Transfer Restricted Securities, (2) information with respect to the principal amount of Debentures or number of shares of Common Stock being sold (3) the purchase price being paid therefor and (4) any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after the Issuer is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

               (vii) Furnish to each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto (and any documents incorporated by reference therein or exhibits thereto (or exhibits incorporated in such exhibits by reference) as such Person may request).

               (viii) Deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; subject to any notice by the Issuer in accordance with this Section 4(b) of the existence of any fact or event of the kind described in Section 4(b)(iii)(D), the Issuer hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto.

               (ix) If an underwriting agreement is entered into and the registration is an Underwritten Registration, the Issuer shall:

                      (A) upon request, furnish to each selling Holder and each underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of closing of any sale of Transfer Restricted Securities in an Underwritten Registration:

                          (1) a certificate, dated the date of such closing,
               signed by (y) the Chairman of the Board, its President or a Vice President and (z) the Chief Financial Officer of the Issuer confirming, as of the date thereof, such matters as such parties may reasonably request;

                          (2) opinions, each dated the date of such closing, of
               counsel to the Issuer covering such matters as are customarily covered in legal opinions to underwriters in connection with primary underwritten offerings of securities; and

                          (3) customary comfort letters, dated the date of such
               closing, from the Issuer's independent accountants (and from any other accountants whose report is contained or incorporated by reference in the Shelf Registration Statement), in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with primary underwritten offerings of securities;

                      (B) set forth in full in the underwriting agreement, if any, indemnification provisions and procedures which provide rights no less protective than those set forth in Section 6 hereof with respect to all parties to be indemnified; and

                      (C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the selling Holders pursuant to this clause (ix).

               (x) Before any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that the Issuer shall not be required (A) to register or qualify as a foreign corporation or a dealer of securities where it is not now so qualified or to take any action that would subject it to the service of process in any jurisdiction where it is not now so subject or (B) to subject themselves to taxation in any such jurisdiction if they are not now so subject.

               (xi) Cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends (unless required by applicable securities laws); and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may reasonably request at least two Business Days before any sale of Transfer Restricted Securities made by such underwriter(s).

               (xii) Use its reasonable best efforts to cause the Transfer Restricted Securities covered by the Shelf Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso in clause (x) above.

               (xiii) Subject to Section 4(b)(i) hereof, if any fact or event contemplated by Section 4(b)(iii)(D) hereof shall exist or have occurred, use its reasonable best efforts prepare a supplement or post-effective amendment to the Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

               (xiv) Provide CUSIP numbers for all Transfer Restricted Securities not later than the effective date of the Shelf Registration Statement and provide the Trustee under the Indenture with certificates for the Debentures that are in a form eligible for deposit with The Depository Trust Company.

               (xv) Cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter that is required to be retained in accordance with the rules and regulations of the NASD.

               (xvi) Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and all reporting requirements under the rules and regulations of the Exchange Act.

               (xvii) Cause the Indenture to be qualified under the TIA not later than the effective date of the Shelf Registration Statement required by this Agreement, and, in connection therewith, cooperate with the trustee and the holders of Debentures to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its reasonable best efforts to cause the trustee thereunder to execute all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

               (xviii) Cause all Transfer Restricted Securities covered by the Shelf Registration Statement to be listed or quoted, as the case may be, on each securities exchange or automated quotation system on which similar securities issued by the Issuer are then listed or quoted.

               (xix) Provide promptly to each Holder upon written request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act after the effective date of the Shelf Registration Statement.

               (xx) If requested by the underwriters in an Underwritten Offering, make appropriate officers of the Issuer available to the underwriters for meetings with prospective purchasers of the Transfer Restricted Securities and prepare and present to potential investors customary "road show" material in a manner consistent with other new issuances of other securities similar to the Transfer Restricted Securities.

          (c) Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Issuer of the existence of any fact of the kind described in Section 4(b)(iii)(D) hereof, such Holder will, and will use its reasonable best efforts to cause any underwriter(s) in an Underwritten Offering to, forthwith discontinue disposition of Transfer Restricted Securities pursuant to the Shelf Registration Statement until:

               (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 4(b)(xiii) hereof; or

               (ii) such Holder is advised in writing (the "Advice") by the Issuer that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.

If so directed by the Issuer, each Holder will deliver to the Issuer (at the Issuer's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice of suspension.

          (d) Each Holder who intends to be named as a selling Holder in the Shelf Registration Statement shall furnish to the Issuer in writing, within 20 Business Days after receipt of a request therefor as set forth in a questionnaire, such information regarding such Holder and the proposed distribution by such Holder of its Transfer Restricted Securities as the Issuer may reasonably request for use in connection with the Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. (The form of the questionnaire is attached hereto as Exhibit A.) Holders that do not complete the questionnaire and deliver it to the Issuer shall not be named as selling securityholders in the Prospectus or preliminary Prospectus included in the Shelf Registration Statement and therefore shall not be permitted to sell any Transfer Restricted Securities pursuant to the Shelf Registration Statement. Each Holder who intends to be named as a selling Holder in the Shelf Registration Statement shall promptly furnish to the Issuer in writing such other information as the Issuer may from time to time reasonably request in writing.

          (e) Upon the effectiveness of the Shelf Registration Statement, each Holder shall notify the Issuer at least three Business Days prior to any intended distribution of Transfer Restricted Securities pursuant to the Shelf Registration Statement (a "Sale Notice"), which notice shall be effective for five Business Days. Each Holder of this Security, by accepting the same, agrees to hold any communication by the Company in response to a Sale Notice in confidence.

          5.   Registration Expenses.

          (a) All expenses incident to the Issuer's performance of or compliance with this Agreement shall be borne by the Issuer regardless of whether a Shelf Registration Statement becomes effective, including, without limitation:

               (i) all registration and filing fees and expenses (including filings made by any Initial Purchasers or Holders with the NASD);

               (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws;

               (iii) all expenses of printing (including printing of Prospectuses and certificates for the Common Stock to be issued upon conversion of the Debentures), messenger and delivery services and telephone;

               (iv) all fees and disbursements of counsel to the Issuer and, subject to Section 5(b) below, the Holders of Transfer Restricted Securities;

               (v) all application and filing fees in connection with listing (or authorizing for quotation) the Common Stock on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

               (vi) all fees and disbursements of independent certified public accountants of the Issuer (including the expenses of any special audit and comfort letters required by or incident to such performance).

          The Issuer shall bear its internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal, accounting or other duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Issuer.

          (b) In connection with the Shelf Registration Statement required by this Agreement, the Issuer shall reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, which shall be Weil, Gotshal & Manges LLP, or such other counsel as may be chosen by a Majority of Holders for whose benefit the Shelf Registration Statement is being prepared and which shall be reasonably acceptable to the Issuer. The Issuer shall not be required to pay any underwriter discount, commission or similar fees related to the sale of the Securities.

          6.   Indemnification and Contribution.

          (a) The Issuer and Primus Telecommunications, Inc., a Delaware corporation, and Primus Telecommunications (Australia) Pty. Ltd., a company organized under the laws of Australia, and Primus Telecommunications Pty. Ltd., a company organized under the laws of Australia (together, the "Principal Subsidiaries"), jointly and severally, shall indemnify and hold harmless each Holder, such Holder's directors, officers and employees and each person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act (each, an "Indemnified Holder"), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to resales of the Transfer Restricted Securities), to which such Indemnified Holder may become subject, under the Securities Act or otherwise, insofar as any such loss, claim, damage, liability or action arises out of, or is based upon:

               (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Shelf Registration Statement or Prospectus or any amendment or supplement thereto or (B) any blue sky application or other document or any amendment or supplement thereto prepared or executed by the Issuer (or based upon written information furnished by or on behalf of the Issuer expressly for use in such blue sky application or other document or amendment on supplement) filed in any jurisdiction specifically for the purpose of qualifying any or all of the Transfer Restricted Securities under the securities law of any state or other jurisdiction (such application or document being hereinafter called a "Blue Sky Application"); or

               (ii) the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Indemnified Holder promptly upon demand for any legal or other expenses reasonably incurred by such Indemnified Holder in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuer shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or Prospectus or amendment or supplement thereto or Blue Sky Application in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of any Holder (or its related Indemnified Holder) specifically for use therein; provided further that as to any preliminary Prospectus, this indemnity agreement shall not inure to the benefit of any Indemnified Holder or any officer, employee, director or controlling person of that Indemnified Holder on account of any loss, claim, damage, liability or action arising from the sale of the Transfer Restricted Securities sold pursuant to the Shelf Registration Statement to any person by such Indemnified Holder if (i) that Indemnified Holder failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Securities Act and (ii) the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such preliminary Prospectus was corrected in the Prospectus or a supplement or amendment thereto, as the case may be, unless in each case, such failure resulted from noncompliance by the Issuer with
Section 4. The foregoing indemnity agreement is in addition to any liability which the Issuer and the Principal Subsidiaries may otherwise have to any Indemnified Holder.

          (b) Each Holder, severally and not jointly, shall indemnify and hold harmless the Issuer, its directors, officers and employees and each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Issuer or any such officer, employee or controlling person may become subject, insofar as any such loss, claim, damage or liability or action arises out of, or is based upon:

               (i) any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement or Prospectus or any amendment or supplement thereto or any Blue Sky Application; or

               (ii) the omission or the alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of such Holder (or its related Indemnified Holder) specifically for use therein, and shall reimburse the Issuer and any such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Issuer and the Principal Subsidiaries or any such officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Holder may otherwise have to the Issuer and any such director, officer, employee or controlling person.

          (c) Promptly after receipt by an indemnified party under this Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and its respective directors, employees, officers and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against the indemnifying party under this Section 6 if such indemnified party shall have been advised in writing that the representation of such indemnified party and those directors, employees, officers and controlling persons by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, and in that event the fees and expenses of such separate counsel shall be paid by the indemnifying party. It is understood that the indemnifying party shall not be liable for the fees and expenses of more than one separate firm (in addition to local counsel in each jurisdiction) for all indemnified parties in connection with any proceeding or related proceedings. Each indemnified party, as a condition of the indemnity agreements contained in Sections 6(a) and 6(b), shall use its reasonable best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall:

               (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld) settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or

                    (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss of liability by reason of such settlement or judgment in accordance with this Section 6.

               (d) If the indemnification provided for in this Section 6 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b) in respect of any loss, claim, damage or liability (or action in respect thereof) referred to therein, each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability (or action in respect thereof, in such proportion as is appropriate to reflect the relative fault of the Company and the Principal Subsidiaries, on the one hand, and the Holders, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Principal Subsidiaries, on the one hand, or the Holders, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. Each of the Company and the Principal Subsidiaries and each Holder agrees that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation (even if either the Holders or the Company and the Principal Subsidiaries, as the case may be, were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which the Transfer Restricted Securities purchased by it were resold exceeds the amount of any damages which such Holder has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. The Holders' obligations to contribute as provided in this Section 6(d) are several and not joint.

               (e) The indemnity and contribution provisions contained in this
Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser, any Holder or any person controlling any Initial Purchaser or any Holder, or by or on behalf of the Company, its officers or directors or any person controlling the Company, and (iii) any sale of Transfer Restricted Securities pursuant to a Shelf Registration Statement.

               7. Rule 144A. In the event the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, the Issuer hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

               8. Participation in Underwritten Registrations. No Holder may participate in any Underwritten Registration hereunder unless such Holder:

                  (i) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and

                  (ii) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents reasonably required under the terms of such underwriting arrangements.

               Selection of Underwriters. The Majority of Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by a Majority of Holders whose Transfer Restricted Securities are included in such offering; provided, that such investment bankers and managers must be reasonably satisfactory to the Issuer.

               9.   Miscellaneous.

               (a) Remedies. The Issuer acknowledges and agrees that any failure by the Issuer to comply with its obligations under Section 2 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Issuer's obligations under Section 2 hereof. The Issuer further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

               (b) No Inconsistent Agreements. The Issuer will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. In addition, the Issuer shall not grant to any of its security holders (other than the holders of Transfer Restricted Securities in such capacity) the right to include any of its securities in the Shelf Registration Statement provided for in this Agreement other than the Transfer Restricted Securities. Other than as disclosed in the Issuer's Offering Memorandum dated February 17, 2000, the Issuer has not previously entered into any agreement (which has not expired or been terminated) granting any registration rights with respect to its securities to any Person which rights conflict with the provisions hereof.

               (c) Adjustments Affecting Transfer Restricted Securities. The Issuer shall not, directly or indirectly, take any action with respect to the Transfer Restricted Securities as a class that would adversely affect the ability of the Holders of Transfer Restricted Securities to include such Transfer Restricted Securities in a registration undertaken pursuant to this Agreement.

               (d) Amendments and Waivers. This Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Issuer has obtained the written consent of a Majority of Holders; provided, however, that no amendment, modification, supplement, waiver or consent to or departure from the provisions of Section 6 that materially and adversely affects a Holder hereof shall be effective as against any such Holder of Transfer Restricted Securities unless consented to in writing by such Holder.

               (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

                   (i) if to a Holder, at the address set forth on the records of the registrar under the Indenture or the transfer agent of the Common Stock, as the case may be; and

                   (ii)   if to the Issuer or any of the Principal Subsidiaries:

                          1700 Old Meadow Road
                          McLean, VA  22102
                          Attention:  David Slotkin, Esq.
                          Facsimile:  (703) 902-2814

                          With a copy to:

                          Simpson Thacher & Bartlett

                          425 Lexington Avenue
                          New York, NY  10017
                          Attention:  Edward P. Tolley, Esq.
                          Facsimile:  (212) 455-2502

                   (iii)  if to the Initial Purchasers:

                          c/o Lehman Brothers Inc.
                          Three World Financial Center
                          New York, NY  10285
                          Attention: Syndicate Department
                          Facsimile: (212) 528-6395.

                  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

                  Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

                  A document or notice shall be deemed to have been furnished to the Holders of the Transfer Restricted Securities if it is provided to the registered holders of the Transfer Restricted Securities at the address set forth in clause (1) above.

                  (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that (i) nothing contained herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms of the Purchase Agreement or the Indenture and (ii) this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder. If any transferee of any Holder shall acquire Transfer Restricted Securities, in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Issuer with respect to any failure by a Holder to comply with, or breach by any Holder of, any of the obligations of such Holder under this Agreement.

          (g) Purchases and Sales of Debentures. The Company shall not, and shall use its reasonable best efforts to cause its affiliates (as defined in Rule 405 under the Securities Act) not to, purchase and then resell or otherwise transfer any Debentures.

          (h) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Issuer and Principal Subsidiaries, on the one hand, and the Initial Purchasers, on the other hand, and such Initial Purchasers shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

          (i) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (j) Securities Held by the Issuer or Their Affiliates. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Issuer or its "affiliates" (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          (k) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (l) Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

          (m) Consent to Jusisdiction. Each party irrevocably agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the "Specified Courts"), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such Jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. The parties further agree that service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any lawsuit, action or other proceeding brought in any such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in the Specified Courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each of Primus Telecommunications (Australia) Pty. Ltd. and Primus Telecommunications Pty. Ltd. hereby irrevocably appoints CT Corporation System, which currently maintains a New

York City office at 1633 Broadway, New York, New York 10019, United States of America, as its agent to receive service of process or other legal summons for purposes of any such action or proceeding that may be instituted in any state or federal court in the City and State of New York.

          (n) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          (o) Entire Agreement. This Agreement. together with the Purchase Agreement and the Indenture, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Issuer with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          (p) Required Consents. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Issuer or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          In Witness Whereof, the parties have executed this Agreement as of the date first written above.

                            Primus Telecommunications
                               Group, Incorporated


                            By:______________________________
                               Name: K. Paul Singh
                               Title:  President and Chief Executive
                                       Officer


                            Primus Telecommunications,
                               Inc.


                            By:______________________________
                               Name: K. Paul Singh
                               Title: President



                            Primus Telecommunications
                             (Australia) Pty. Ltd.


                            By:______________________________
                               Name: K. Paul Singh
                               Title: Director


                            Primus Telecommunications
                               Pty. Ltd.


                            By:______________________________
                               Name: K. Paul Singh
                               Title: Director

                                                  Lehman Brothers Inc.
                                                  Merrill Lynch, Pierce Fenner &
                                                  Smith Incorporated
                                                  Morgan Stanley & Co.
                                                  Incorporated

                                                  By: Lehman Brothers Inc.


                                                  By:___________________________
                                                      Authorized Representative

                                                                       Exhibit A


                 PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

                       NOTICE OF REGISTRATION STATEMENT

                                      AND

               SELLING SECURITYHOLDER ELECTION AND QUESTIONNAIRE


                          __________________________


                                     NOTICE

                  Primus Telecommunications Group, Incorporated (the "Company") has filed, or intends shortly to file, with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 or such other Form as may be available (the "Shelf Registration Statement") for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), of the Company's % Convertible Subordinated Debentures due 2007 (CUSIP No.________) (the "Debentures"), and common stock, par value $ per share, issuable upon conversion thereof (the "Shares" and together with the Debentures, the "Transfer Restricted Securities") in accordance with the terms of the Registration Rights Agreement, dated as of ________ __, 2000 (the "Registration Rights Agreement") between the Company and Lehman Brothers Inc., and ___________. A copy of the Registration Rights Agreement is available from the Company. All capitalized terms not otherwise defined herein have the meaning ascribed thereto in the Registration Rights Agreement.

                  To sell or otherwise dispose of any Transfer Restricted Securities pursuant to the Shelf Registration Statement, a beneficial owner of Transfer Restricted Securities generally will be required to be named as a selling securityholder in the related Prospectus, deliver a Prospectus to purchasers of Transfer Restricted Securities, be subject to certain civil liability provisions of the Securities Act and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification rights and obligations, as described below). To be included in the Shelf Registration Statement, this Election and Questionnaire must be completed, executed and delivered to the Company at the address set forth herein for receipt PRIOR TO OR ON [insert date that is 20 business days from the notice date] (the "Election and Questionnaire Deadline"). Beneficial owners that do not complete and return this Election and Questionnaire prior to the Election and Questionnaire Deadline and deliver it to the Company as provided below will not be named as selling securityholders in the prospectus and therefore will not be permitted to sell any Transfer Restricted Securities pursuant to the Shelf Registration Statement.

                  Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and the related Prospectus. Accordingly, holders and beneficial owners of Transfer Restricted Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and the related Prospectus.

                  ELECTION

                  The undersigned holder (the "Selling Securityholder") of Transfer Restricted Securities hereby elects to include in the Shelf Registration Statement the Transfer Restricted Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3). The undersigned, by signing and returning this Election and Questionnaire, understands that it will be bound with respect to such Transfer Restricted Securities by the terms and conditions of this Election and Questionnaire and the Registration Rights Agreement.

                  Pursuant to the Registration Rights Agreement, the Selling Securityholder has agreed to indemnify and hold harmless the Company, the Company's directors, the Company's officers who sign the Shelf Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against certain losses arising in connection with statements concerning the Selling Securityholder made in the Shelf Registration Statement or the related Prospectus in reliance upon the information provided in this Election and Questionnaire.

                  The Selling Securityholder hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

                                 QUESTIONNAIRE

1.       (a)      Full legal name of Selling Securityholder:

         (b) Full legal name of registered holder (if not the same as (a) above) through which Transfer Restricted Securities listed in
                  (3) below are held:

         (c) Full legal name of DTC participant (if applicable and if not the same as (b) above) through which Transfer Restricted Securities listed in (3) are held:

2.       Address for notices to Selling Securityholders:

         Telephone:

         Fax:

         Contact Person:

3.       Beneficial ownership of Transfer Restricted Securities:

         (a) Type of Transfer Restricted Securities beneficially owned, and principal amount of Debentures or number of shares of Common Stock, as the case may be, beneficially owned:



         (b) CUSIP No(s). of such Transfer Restricted Securities beneficially owned:


4.       Beneficial ownership of the Issuer's securities owned by the Selling
         Securityholder:

         Except as set forth below in this Item (4), the undersigned is not the beneficial or registered owner of any securities of the Issuer other than the Transfer Restricted Securities listed above in Item (3) ("Other Securities").

         (a) Type and amount of Other Securities beneficially owned by the Selling Securityholder:

         (b)      CUSIP No(s). of such Other Securities beneficially owned:

5.       Relationship with the Issuer

         Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Issuer (or their predecessors or affiliates) during the past three years.

         State any exceptions here:




6.       Plan of Distribution

         Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Transfer Restricted Securities listed above in Item (3) pursuant to the Shelf Registration Statement only as follows (if at all). Such Transfer Restricted Securities may be sold from time to time directly by the undersigned or, alternatively, through underwriters, broker-dealers or agents. If the Transfer Restricted Securities are sold through underwriters or broker-dealers, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent's commissions. Such Transfer Restricted Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions):

                           on any national securities exchange or quotation service on which the Transfer Restricted Securities may be listed or quoted at the time of sale;

                           in the over-the-counter market;

                           in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

                           through the writing of options.

         In connection with sales of the Transfer Restricted Securities or otherwise, the undersigned may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Transfer Restricted Securities and deliver Transfer Restricted Securities to close out such short positions, or loan or pledge Transfer Restricted Securities to broker-dealers that in turn may sell such securities.

         State any exceptions here:




         Note: In no event will such method(s) of distribution take the form of an underwritten offering of the Transfer Restricted Securities without the prior agreement of the Issuer.

         The undersigned acknowledges that it understands its obligation to comply with the provisions of the Exchange Act and the rules and regulations promulgated thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Transfer Restricted Securities pursuant to the Shelf Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

         The Selling Securityholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons as set forth therein.

         Pursuant to the Registration Rights Agreement, the Issuer has agreed under certain circumstances to indemnify the Selling Securityholders against certain liabilities.

         In accordance with the undersigned's obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the

Shelf Registration Statement, the undersigned agrees to promptly notify the Issuer of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing at the address set forth below.

     By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to items (1) through (6) above and the inclusion of such information in the Shelf Registration Statement and the related Prospectus. The undersigned understands that such information will be relied upon by the Issuer in connection with the preparation or amendment of the Shelf Registration Statement and the related Prospectus.

         IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:


Beneficial Owner


By:    _______________________________
       Name:
       Title:


Please return the completed and executed Notice and Questionnaire to Primus Telecommunications Group, Incorporated at:

                              Primus Telecommunications Group, Incorporated 1700 Old Meadow Road
                              McLean, VA  22102
                              Attention:  David Slotkin